Exhibit 10.47
EQUITY CAPITAL CONTRIBUTION AGREEMENT
between
Vineyard Wind Sponsor Partners 1 LLC
JPMorgan Chase Bank, N.A.,
Bank of America, N.A.
and
Wells Fargo Bank, N.A.
Dated as of October 24, 2023

TABLE OF CONTENTS
ARTICLE I DEFINITIONS	2
1.1 Definitions	2
1.2 Other Definitional Provisions	2
ARTICLE II CAPITAL CONTRIBUTIONS	3
2.1 Capital Contributions	3
2.2 Adjustments to Base Case Model; Capital Contributions; Escrow	6
2.3 Payment of Capital Contributions	10
2.4 Use of Proceeds; Release of Reserves; Refunds	10
2.5 Tax Reporting of Transaction	12
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE CLASS B EQUITY INVESTOR	12
3.1 Organization and Good Standing	12
3.2 Authority; Execution and Delivery; Enforceability	13
3.3 No Conflicts	13
3.4 Absence of Litigation	13
3.5 Ownership	14
3.6 Valid Interests	14
3.7 Financial Statements	15
3.8 Compliance With Laws	15
3.9 Environmental Matters	16
3.10 Applicable Permits	16
3.11 Insurance	17
3.12 Real Property	18
3.13 Indebtedness; Encumbrances	18
3.14 Employee Matters	18
3.15 Affiliate Transactions	19
3.16 Tax Matters	19
3.17 Material Project Agreements	21
3.18 Regulatory Status	22
3.19 Brokers	23
3.20 Disclosure	23
3.21 Payments of Amounts Due	24
3.22 Acknowledgment of Limited Nature of Representations and Warranties	24
3.23 Material Adverse Effect	24
3.24 No Casualty	24
3.25 No Condemnation	24
3.26 No Adverse Guarantor Event	25
3.27 Loan Documents	25
3.28 Turbine Injunction	25
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EACH CLASS A EQUITY INVESTOR	26
4.1 Organization and Good Standing	26
4.2 Authority	26
4.3 No Conflicts	26
4.4 Absence of Litigation	26

4.5 Investment Intent	26
4.6 Accredited Class A Equity Investor	27
4.7 No Registration	27
4.8 Forward-Looking Information	27
4.9 Acknowledgment of Limited Nature of Representations and Warranties	27
4.10 Brokers	28
4.11 Tax Status	28
ARTICLE V CONDITIONS TO ECCA EFFECTIVE DATE OBLIGATIONS	28
5.1 Class A Equity Investor ECCA Effective Date Conditions Precedent	28
5.2 Class B Equity Investor ECCA Effective Date Conditions Precedent	32
ARTICLE VI CONDITIONS TO OBLIGATIONS OF THE CLASS A EQUITY INVESTORS; CERTAIN CLASS B EQUITY INVESTOR COVENANTS	33
6.1 Initial Capital Contribution Date Conditions Precedent	33
6.2 Interim Capital Contribution Date Conditions Precedent	39
6.3 Final Capital Contribution Date Conditions Precedent	42
6.4 ALTA/NSPS Surveys	50
6.5 Mechanical Completion Notice	50
6.6 Placed in Service Notice	50
ARTICLE VII CONDITIONS TO OBLIGATIONS OF THE CLASS B EQUITY INVESTOR	51
7.1 Initial Capital Contribution Date Conditions Precedent	51
7.2 Interim Capital Contribution Date Conditions Precedent	52
7.3 Final Capital Contribution Date Conditions Precedent	52
ARTICLE VIII INDEMNIFICATION	53
8.1 Indemnification by the Class B Equity Investor	53
8.2 Limitations on Liability	54
8.3 Procedures for Indemnification With Respect to Third-Party Claims	57
8.4 Exclusivity	58
8.5 Payment of Indemnification Claims	58
8.6 No Duplication	59
ARTICLE IX TERMINATION; CLASS A WITHDRAWAL	59
9.1 Termination	59
9.2 Procedure and Effect of Termination	60
9.3 Class A Withdrawal	60
ARTICLE X GENERAL PROVISIONS	61
10.1 Notices	61
10.2 Transaction Expenses	63
10.3 Counterparts	63
10.4 Governing Law and Severability	63
10.5 Entire Agreement	64
10.6 Effect of Waiver or Consent	64
10.7 Amendments and Modifications	64
10.8 Disclosure Schedules	64
10.9 Binding Effect	65
10.10 Further Assurances	65
10.11 Assignability and Parties in Interest	65

10.12 Jurisdiction; Service of Process; WAIVER OF JURY TRIAL	65
10.13 Confidentiality; Public Announcements	66
10.14 Direct Pay	67
10.15 No Strict Construction	67
10.16 Certain Investor Consents	67

EQUITY CAPITAL CONTRIBUTION AGREEMENT
This EQUITY CAPITAL CONTRIBUTION AGREEMENT (this “Agreement”), dated as of October 24, 2023 (the “ECCA Effective Date”), is made and entered into among Vineyard Wind Sponsor Partners 1 LLC, a Delaware limited liability company (the “Class B Equity Investor”), JPMorgan Chase Bank, N.A. (“JPM”), Bank of America, N.A. (“BofA”) and Wells Fargo Bank, N.A. (“Wells” and together with JPM and BofA, the “Class A Equity Investors”, and together with the Class B Equity Investor, the “Parties”).
RECITALS
1.Vineyard Wind TE Partners 1 LLC, a Delaware limited liability company (the “Company”), was formed by virtue of its certificate of formation filed with the Secretary of State of the State of Delaware on April 25, 2019, and is governed by that certain Amended and Restated Limited Liability Company Operating Agreement of Vineyard Wind TE Partners 1 LLC, dated as of September 15, 2021 (the “Original LLC Agreement”);
2.Vineyard Wind 1 Pledgor LLC, a Delaware limited liability company (“Seller”) owns 100% of the Ownership Interests in Vineyard Wind 1 LLC, a Delaware limited liability company (the “Project Company”), which is developing an 800 MW wind generation facility in federal waters off the coast of Martha’s Vineyard, Massachusetts (the “Project”);
3.On the Initial Capital Contribution Date, (i) each of the Class A Equity Investors shall make a Capital Contribution to the Company, equal to the aggregate amount determined as provided in this Agreement in return for the issuance to the Class A Equity Investors (and in the case of BofA, BAL Investment & Advisory, LLC) of the Class A Membership Interests in the Company, on a pro rata basis corresponding to the percentage of the Class A Membership Interests in the Company shown opposite such Class A Equity Investor’s name in Annex B, (ii) the Class B Equity Investor shall make the Initial Class B Capital Contribution to the Company, (iii) the Class B Equity Investor shall retain the membership interests in the Company that it owns, and such membership interests shall convert into the Class B Membership Interests in the Company and (iv) each of JPM, Wells, BAL Investment & Advisory, LLC and the Class B Equity Investor shall amend and restate the Original LLC Agreement by entering into the Second Amended and Restated Limited Liability Company Agreement, by and among JPM, Wells, BAL Investment & Advisory, LLC and the Class B Equity Investor, in substantially the form attached hereto as Exhibit A (the “LLC Agreement”);
4.Pursuant to that certain Purchase and Sale Agreement between Seller and the Company, dated as of the date hereof (the “PSA”), Seller shall sell, and the Company shall use all or a portion of the proceeds from each Capital Contribution Date to purchase, 100% of the membership interests in the Project Company as of the Closing Date (as defined in the PSA), which shall be concurrent with the Initial Capital Contribution Date;
5.On each Interim Capital Contribution Date and the Final Capital Contribution Date, each of the Class A Equity Investors and, to the extent required by this Agreement, the Class B Equity Investor shall make Capital Contributions to the Company equal to the aggregate amount determined as provided in this Agreement; and
6.The Class B Equity Investor intends the investment made by the Class A Equity Investors pursuant to this Agreement and the LLC Agreement to meet the eligibility requirements set forth in “Avangrid’s Framework for Green Financing” and the Class B Equity Investor or its Affiliates will undertake to report the benefits attributable to this investment in its annual sustainability reporting.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree, notwithstanding any contrary provision of this Agreement, as of the ECCA Effective Date, that:

ARTICLE I
DEFINITIONS
1.1Definitions. Capitalized terms used but not otherwise defined herein will have the meanings given to such terms in Annex A hereto.
1.2Other Definitional Provisions.
(a)Construction. As used in this Agreement, singular shall include the plural, the masculine gender shall include the feminine and neuter, the feminine gender shall include the masculine and neuter and the neuter gender shall include the masculine and the feminine unless the context otherwise indicates.
(b)References. References to Articles and Sections are intended to refer to Articles and Sections of this Agreement, and all references to Exhibits, Schedules and Annexes are intended to refer to Exhibits, Schedules and Annexes attached to this Agreement, each of which is made a part of this Agreement for all purposes. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation.” Any date specified for action that is not a Business Day shall mean the first Business Day after such date. Any reference to a Person shall be deemed to include such Person’s successors and permitted assigns. Any reference to any document, agreement, instrument or statute shall be deemed to refer to such document, agreement, instrument or statute as amended, modified or supplemented from time to time and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. Notwithstanding the foregoing, any specific references to articles or sections of the LLC Agreement or terms defined therein shall refer to such sections, articles or defined terms set forth in the LLC Agreement.
(c)Accounting Terms. As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.
ARTICLE II
CAPITAL CONTRIBUTIONS
2.1Capital Contributions.
(a)Initial Class A Capital Contribution. Subject to the satisfaction or waiver of the conditions set forth in Sections 6.1 and 7.1 (the date upon which all of the conditions set forth in Sections 6.1 and 7.1 have either been satisfied or waived by the applicable Party, the “Initial Capital Contribution Date”), the Class A Equity Investors shall make a Capital Contribution to the Company, on a pro rata basis corresponding to the percentage of the Class A Membership Interests in the Company shown opposite such Class A Equity Investor’s name in Annex B, in an amount equal to 20% of their aggregate anticipated Capital Contributions with respect to the portion of the Project that either (i) has achieved Mechanical Completion as of the Initial Capital Contribution Date based upon the Independent Engineer’s certificate delivered pursuant to Section 6.1(m)(ii)(A) or (ii) is expected to achieve Mechanical Completion by the end of such month based upon the Mechanical Completion Schedule delivered pursuant to Section 6.1(m)(ii)(B) (the “Initial Class A Capital Contribution”), as such Initial Class A Capital Contribution is set forth in the Base Case Model delivered to the Class A Equity Investors pursuant to Section 6.1(i), and the Class B Equity Investor shall make the Initial Class B Capital Contribution to the Company and cause the Company to issue the Class A Membership Interests described on Annex B to each of the Class A Equity Investors. For illustrative purposes only, Exhibit P includes a sample calculation of the

Initial Class A Capital Contribution and the Initial Class B Capital Contribution. Payment by each Class A Equity Investor of its respective Initial Class A Capital Contribution and the issuance of the Class A Membership Interests to each such Class A Equity Investor will take place at the offices of Kirkland & Ellis LLP (or remotely via the electronic exchange of closing deliverables), on the Initial Capital Contribution Date. The Initial Class A Capital Contribution shall be used for the purposes and in the order as set forth in Section 2.4(a).
(b)Interim Class A Capital Contribution. Upon receipt of the Independent Engineer’s certificate delivered pursuant to Section 6.2(k) attaching an updated Mechanical Completion Schedule or confirming the reasonableness of the Mechanical Completion Schedule delivered on the Initial Capital Contribution Date or the applicable preceding Interim Capital Contribution Date, and subject to the satisfaction or waiver of the conditions set forth in Sections 6.2 and 7.2 (each date upon which all of the conditions set forth in Sections 6.2 and 7.2 have either been satisfied or waived in by the applicable Party, an “Interim Capital Contribution Date”), the Class A Equity Investors shall make a Capital Contribution to the Company, on a pro rata basis corresponding to the percentage of the Class A Membership Interests in the Company shown opposite such Class A Equity Investor’s name in Annex B, in an amount equal to 20% of their aggregate anticipated Capital Contributions pro rata with respect to the portion of the Project that either (i) achieved Mechanical Completion but was not reflected on a prior Mechanical Completion Schedule or (ii) is expected to achieve Mechanical Completion in such month (the “Interim Class A Capital Contribution”), as such Interim Class A Capital Contribution is set forth in the Base Case Model delivered to the Class A Equity Investors pursuant to Section 6.1(i) and the Class B Equity Investor shall make the applicable Interim Class B Capital Contribution (if any) to the Company. For illustrative purposes only, Exhibit P includes a sample calculation of each Interim Class A Capital Contribution and each Interim Class B Capital Contribution. Payment by each Class A Equity Investor of each Interim Class A Capital Contribution will take place at the offices of Kirkland & Ellis LLP (or remotely via the electronic exchange of closing deliverables), on the applicable Interim Capital Contribution Date. Each Interim Class A Capital Contribution shall be used for the purposes and in the order as set forth in Section 2.4(b).
(c)Final Class A Capital Contribution. Subject to the satisfaction or waiver of the conditions set forth in Sections 6.3 and 7.3 (the date upon which all of the conditions set forth in Sections 6.3 and 7.3 have either been satisfied or waived by the applicable Party, the “Final Capital Contribution Date”, and together with the Initial Capital Contribution Date and each Interim Capital Contribution Date, each, a “Capital Contribution Date” and collectively, “Capital Contribution Dates”), the Class A Equity Investors shall make a Capital Contribution to the Company, on a pro rata basis corresponding to the percentage of the Class A Membership Interests in the Company shown opposite such Class A Equity Investor’s name in Annex B, in an amount equal to the amount indicated in the Base Case Model delivered to the Class A Equity Investors pursuant to Section 6.3(i) (the “Final Class A Capital Contribution”) and, concurrently with or immediately following the Final Class A Capital Contribution, the Class B Equity Investor shall make the applicable Final Class B Capital Contribution (if any) to the Company. For illustrative purposes only, Exhibit P includes a sample calculation of the Final Class A Capital Contribution. Payment by each Class A Equity Investor of the Final Class A Capital Contribution will take place at the offices of Kirkland & Ellis LLP (or remotely via the electronic exchange of closing deliverables), on the Final Capital Contribution Date. The Final Class A Capital Contribution shall be used for the purposes and in the order as set forth in Section 2.4(c).
(d)LLC Agreement; Ownership Interests After Capital Contributions. On and effective as of the Initial Capital Contribution Date, (i) the Class B Equity Investor and each of JPM, Wells and BAL Investment & Advisory, LLC shall execute and deliver the LLC Agreement, (ii) the Class A Equity Investors (and in the case of BofA, BAL Investment & Advisory, LLC) shall each hold that number of Class A Units as described on Annex B, and (iii) the remaining interests in the Company shall be held by the Class B Equity Investor and shall be converted to that number of Class B Units as described on Annex B.

(e)Certain Funding Matters.
(i)Notwithstanding anything contained herein to the contrary, the failure of one or more of the Class A Equity Investors to make its share of the Capital Contributions on the Initial Capital Contribution Date, the Interim Capital Contribution Dates (if any) or the Final Capital Contribution Date, as applicable as set forth in Section 2.1(a), Section 2.1(b) or Section 2.1(c) shall not relieve the other Class A Equity Investors from their obligation to make their respective share of the Capital Contributions on such Capital Contribution Date and no Class A Membership Interests shall be assigned to any Class A Equity Investor that fails to make its entire share of the Capital Contributions on the Initial Capital Contribution Date.
(ii)Without limiting any rights or remedies available to any Party under the terms of this Agreement, in the event that any of the Class A Equity Investors breaches its obligation to make its share of the Initial Class A Capital Contribution under Section 2.1(a) (any such Class A Equity Investor, a “Non-Funding Class A Equity Investor”), each other Class A Equity Investor which has satisfied, or which has confirmed that it is prepared to satisfy, its respective obligation to make its respective share of the Initial Class A Capital Contribution under Section 2.1(a) (each such Class A Equity Investor, a “Funding Class A Equity Investor”) shall have five (5) Business Days from the date it is notified by the Class B Equity Investor in writing (such notice, a “Default Notice”) that a Non-Funding Class A Equity Investor exists, to elect, at its option, whether or not it (or its Affiliate, so long as such Affiliate either satisfies the criteria set forth in clauses (a) through (c) of the definition of “Approved Investor” in Annex A or provides a guaranty of its Capital Contribution obligations hereunder from a Person satisfies the criteria set forth in clauses (a) through (c) of the definition of “Approved Investor” in Annex A) will take all or a portion of such Non-Funding Class A Equity Investor’s rights and interests in this Agreement (the “Un-Funded Interests”). If the Funding Class A Equity Investors do not elect to take all of the Un-Funded Interests, each Funding Class A Equity Investor agrees to (x) work in good faith with the Class B Equity Investor and not unreasonably withhold, condition or delay any consent to permit the transfer of ITCs that would have been allocated to the Non-Funding Class A Equity Investor to a third party (and, for the avoidance of doubt, the Non-Funding Class A Equity Investor shall not have any consent right over any such transfer of ITCs) and (y) reasonably cooperate with the Class B Equity Investor to identify or designate one or more Approved Investors (including the Class B Equity Investor or an Affiliate of the Class B Equity Investor, if any such Person constitutes an Approved Investor) that agrees to be bound by this Agreement and the other Transaction Documents to the same extent and subject to the same terms and conditions as the Funding Class A Equity Investors (each, a “Replacement Class A Equity Investor”) to satisfy the obligations of the Non-Funding Class A Equity Investor to make its respective share of the Initial Class A Capital Contribution under Section 2.1(a) and to otherwise achieve the interests of the Class B Equity Investor and the Funding Class A Equity Investors hereunder; provided that, if the Class B Equity Investor or any of its Affiliates satisfies the obligations of the Non-Funding Class A Equity Investor to make its respective share of the Initial Class A Capital Contribution under Section 2.1(a), neither the Class B Equity Investor nor any Affiliate thereof shall have the voting or consent rights of a Class A Equity Investor or Class A Member in respect of such interests under any of the Transaction Documents (but, subject to and in accordance with Section 10.11 and Article XI of the LLC Agreement, any successor owner of such interests that is not the Class B Equity Investor or an Affiliate of the Class B Equity Investor shall have the voting and consent rights of a Class A Equity Investor in respect of such interests under the Transaction Documents).
(iii)For the avoidance of doubt, (1) in no event, however, shall the Funding Class A Equity Investor’s obligations set forth in this Section 2.1(e) continue beyond the Outside Date

(other than the obligation set forth in Section 2.1(e)(ii)(x)) and (2) the existence of a Non-Funding Class A Equity Investor shall not, in and of itself, be considered a Material Adverse Effect.
(iv)Nothing in this Section 2.1(e) shall release any Non-Funding Class A Equity Investor from its liability to any of the Class B Equity Investor, the Company or the Project Company or any of their respective assignees for such Non-Funding Class A Equity Investor’s failure to make its Class A Capital Contributions as and when required pursuant to the terms of this Agreement.
2.2Adjustments to Base Case Model; Capital Contributions; Escrow.
(a)Adjustments to Base Case Model. On or before, (i) the Initial Capital Contribution Date, the Class B Equity Investor shall cause the Base Case Model to be rerun to incorporate updates to all changes in fact and Law (including, without limitation, the anticipated total Project costs, allocation of tax basis among Asset classes, the anticipated Hot Commissioning dates of each Turbine and the anticipated Placed in Service dates of all other ITC Eligible Property and any updates to the independent consultant reports) and (ii) the Final Capital Contribution Date, the Class B Equity Investor shall cause the Base Case Model to be re-run to incorporate updates to all changes in fact and Law (including, without limitation, the anticipated total Project costs, allocation of tax basis among Asset classes, the Hot Commissioning dates of each Turbine (and, for Additional Turbines, the anticipated Hot Commissioning dates) and the Placed in Service dates of all other ITC Eligible Property (provided however, if the Class B Equity Investor has not provided the Hot Commissioning Tax Confirmation to the Class A Equity Investors on or prior to December 1, 2023, then the Hot Commissioning dates for each Turbine and anticipated Hot Commissioning dates of each Additional Turbine shall not be incorporated into the rerun Base Case Model, and instead, the re-run Base Case Model will be adjusted to reflect the Placed in Service dates of each Turbine and the anticipated Placed in Service dates for each Additional Turbine) and any updates to the independent consultant reports); provided that (x) the Restricted Pricing Assumptions will be changed only as contemplated in Exhibit B attached hereto and (y) the re-run Base Case Model will not include any update for Project operating performance prior to the Final Capital Contribution Date (the “Adjusted Base Case Model”). For the avoidance of doubt, the Base Case Model shall not be re-run as of any Interim Capital Contribution Date.
(b)Adjustments to Capital Contributions. The amount of the Capital Contributions for such Capital Contribution Date shall be adjusted after such update to the Base Case Model in Section 2.2(a) to ensure that the Pricing Parameters have been satisfied.
(c)Escrow. If fewer than 100% of the Turbines have been Placed in Service as of the Final Capital Contribution Date:
(i)The Adjusted Base Case Model run in connection with the Final Capital Contribution Date shall reflect (A) the actual number of Turbines that have been Placed in Service as of the Final Capital Contribution Date and (B) the actual number of Turbines that have not been Placed in Service but which (x) the Class B Equity Investor reasonably expects to be Placed in Service by no later than the Outside Date and (y) the Independent Engineer has certified are reasonably expected to (I) satisfy the clauses (a) through (e) of the definition of Placed in Service and (II) achieve “Taking Over” (as defined in the TSA) in each case, prior to the Outside Date (such Turbines referred to in this subclause (B), the “Additional Turbines”).
(ii)A portion of the Final Class A Capital Contribution, calculated as the Additional Turbine Escrow Factor multiplied by the number of Additional Turbines, will be paid directly into an escrow account (the “Additional Turbine Escrow Account”) governed by the Escrow Agreement.
(iii)For the avoidance of doubt, and without limiting any other provision of this Agreement to the contrary, the Class B Equity Investor and its Affiliates shall use commercially reasonable efforts to cause such Additional Turbines to be Placed in Service by no later than the Outside Date. If the Class B Equity Investor fails to cause any of the Additional Turbines to be Placed in Service by the Outside Date, the Class B Equity Investor shall deliver an Additional Turbine Release Certificate to each of the Class A Equity Investors and the Escrow Agent and the portion of the Final Class A Capital Contribution placed into the Additional Turbine Escrow Account established pursuant to the Escrow Agreement with respect to such Additional Turbines shall be immediately returned to the Class A Equity Investors, together with interest at a rate per annum (based on a 360-day year of twelve 30-day months) equal to the Target IRR for the period commencing on the Final Capital Contribution Date and ending on the date such funds are returned to each Class A Equity Investor (it being understood that (x) interest shall not accrue on any portion of the Final Class A Capital Contribution placed into the Additional Turbine Escrow Account with respect to incomplete Additional Turbines to the extent such incomplete Additional Turbines become Completed Additional Turbines in accordance with clause (iv) below and (y) any portion of the Final Class A Capital Contribution placed into the Additional Turbine Escrow Account that is returned to any Class A Equity Investor pursuant to this Section 2.2(c)(iii), together with interest as calculated in accordance with this Section 2.2(c)(iii), shall be reflected in the “Target IRR Report” (as defined in the LLC Agreement)), and the Class B Equity Investor shall have no liability to any Class A Equity Investor for any loss of ITC or other tax benefits expected from such Turbines.
(iv)If the Class B Equity Investor causes any of such Additional Turbines to become a Completed Additional Turbine, the Class B Equity Investor shall deliver to the Class A Equity Investors a duly completed Additional Turbine Placed in Service Certificate with respect to such Completed Additional Turbine(s), which shall, in connection with the Type Certificate, include the Independent Engineer’s verification of each Major Component for each applicable Completed Additional Turbine, and, promptly following delivery of such Additional Turbine Placed in Service Certificate, the Class A Equity Investors shall instruct the Escrow Agent in writing to release the portion of the Final Class A Capital Contribution placed into the Additional Turbine Escrow Account that is allocable to such Completed Additional Turbine to be distributed to the Class B Equity Investor. Notwithstanding the foregoing, to the extent that any of the Major Components used for any of the applicable Completed Additional Turbines were not set forth on the Type Certificate, subject to all other conditions being satisfied or waived, the aforementioned release and distribution of funds from the Additional Turbine Escrow Account for the Completed Additional Turbines shall occur and Section 6.1(c)(i) of the LLC Agreement shall apply.
(v)If the Class B Equity Investor causes any of the Additional Turbines to become a Completed Additional Turbine then, no later than the earlier of (1) the date of the Additional Turbine Placed in Service Certificate with respect to the final Completed Additional Turbine to be Placed in Service and (2) the Outside Date, the Class B Equity Investor shall deliver to the Class A Equity Investors a Completed Additional Turbine Cost Segregation Report.
(d)Specified Tax Law Change; Capital Contributions in Excess of Commitment.
(i)Specified Tax Law Change. If either (A) there is a Change in Tax Law (without regard to clause (2) of the definition thereof) or (B) the Company obtains a favorable private letter ruling reasonably acceptable to the Class A Equity Investors that, in either case, permits the Project Company to claim an ITC on any or all of the export cable and the Project substation and transformer that are located on land (such change in the case of (A) or (B), a “Specified Tax Law Change”), then the Class B Equity Investor shall (x) re-run the Base Case Model to reflect the Specified Tax Law Change and, if applicable, a Specified TLC Election Notice (as defined in the PSA) while maintaining the Pricing Parameters and (y) obtain an updated Independent Appraisal reflecting updates to the discounted cash flow (DCF) value of the Project solely resulting from the Specified Tax Law Change (with all of the other variables related to the DCF held constant), and the Class A Equity Investors shall have the option (such option, the “Specified TLC Upsize Option”) to increase the Class A Equity Investors’ remaining Capital Contributions to the Company on the subsequent Capital Contribution Dates in an amount equal to the amounts determined by the re-run Base Case Model (the aggregate amount of the incremental payments attributable to the Specified Tax Law Change, the “Specified Capital Contributions”). Each of the Class A Equity Investors shall have a period of no less than 15 days following written notice from the Class B Equity Investor of the occurrence of a Specified Tax Law Change (which such written notice shall include the re-run Base Case Model and updated Independent Appraisal) to provide written notice (the “Specified TLC Upsize Acceptance Notice”) of its agreement to exercise the Specified TLC Upsize Option to the Class B Equity Investor and each other Class A Equity Investor; provided that any obligation of the Class A Equity Investors to make the Specified Capital Contributions shall be conditioned upon delivery of a Specified TLC Upsize Acceptance Notice from each other Class A Equity Investor and satisfaction of the Specified TLC Conditions on or prior to August 1, 2024. Upon delivery of a Specified TLC Upsize Acceptance Notice by all Class A Equity Investors, (x) the Class B Equity Investor shall make a payment of the “Specified Tax Law Change Upsize Fee” (as defined in the Fee Letter) to each Class A Equity Investor in accordance with the Fee Letter and (y) the individual Class A Capital Contribution Cap applicable to each Class A Equity Investor shall be increased by such Class A Equity Investor’s pro rata share of the amount of the Specified Capital Contributions. If any one or more of the Class A Equity Investors does not deliver a Specified TLC Upsize Acceptance Notice prior to the expiration of such 15-day period, then the Class A Equity Investors collectively shall be deemed to have rejected the Specified TLC Upsize Option and the Class B Members shall be permitted to direct the Managing Member to cause the Company to make a Class B ITC Transfer pursuant to Section 9.15(a)(y) of the Company LLC Agreement. Whether or not a Specified Tax Law Change occurs, the Class A Equity Investors will consider in good faith any proposals with respect to claiming the ITC on any or all of the export cable and the Project substation and transformer on land.
(ii)Except to the extent agreed in a Specified TLC Upsize Acceptance Notice as contemplated in Section 2.2(d)(i), in no event shall any Class A Equity Investor be obligated to make Capital Contributions in excess of the individual Class A Capital Contribution Cap applicable to such Class A Equity Investor.
(e)Class B Equity Investor Capital Contributions. On the Initial Capital Contribution Date, subject to the satisfaction or waiver of the conditions set forth in Section 7.1, the Class B Equity Investor shall make a Capital Contribution in cash equal to the Initial Class B Capital Contribution. On each Interim Capital Contribution Date, subject to the satisfaction or waiver of the conditions set forth in Section 7.2, the Class B Equity Investor shall make a Capital Contribution in cash equal to the applicable Interim Class B Capital Contribution; provided that no Interim Class B Capital Contribution will be required if, as of any Interim Capital Contribution Date, the “Cash Portion of the Purchase Price” (as defined in the PSA) has been paid in full (including after taking into account Capital Contributions made by the Class A Equity Investors on such Interim Capital Contribution Date). On the Final Capital Contribution Date, subject to the satisfaction or waiver of the conditions set forth in Section 7.3, the Class B Equity Investor shall make a Capital Contribution in cash in such amount (if any) as is necessary, after taking into account Capital Contributions made by the Class A Equity Investors on such date, to (i) repay the obligations under the Construction Loan Agreement and related Loan Documents in full and discharge any Encumbrances created under the Construction Loan Agreement and the related Loan Documents and otherwise satisfy each of the conditions to the “Effective Time” (as defined in the Construction Loan Payoff Letter), (ii) pay any remaining amount of the “Cash Portion of the

Purchase Price” (as defined in the PSA) (including, for the avoidance of doubt, the amount of the Cash Portion of the Purchase Price allocable to any Additional Turbines), (iii) fund the Completion Reserve Account in an aggregate amount such that the balance on deposit therein (together with any Acceptable Guaranty or Acceptable Letter of Credit standing exclusively to the credit thereof) is equal to the Completion Reserve Amount, (iv) fund the Operating Reserve in an aggregate amount such that the balance on deposit therein is equal to the Operating Reserve Required Amount, (v) to fund other operating accounts of the Company such that the total amount on deposit in operating accounts of the Company (other than the Operating Reserve Account) is at least equal to the Minimum Balance Sheet Cash Amount, and (vi) pay the Transaction Expenses and all other amounts set forth in the Final Capital Contribution Date Flow of Funds Memorandum (the “Final Class B Capital Contribution”). For the avoidance of doubt, the Final Class B Capital Contribution may include any deemed fundings resulting from the conversion of the “Loans” (as defined under the Construction Loan Agreement) into the “Term Loans” (as defined in each of the Term Loan Agreements).
2.3Payment of Capital Contributions. The Capital Contributions provided for herein shall be made in immediately available funds by the Class A Equity Investors and the Class B Equity Investor to the Company with respect to each Capital Contribution according to the wire instructions and Flow of Funds Memorandum provided by the Class B Equity Investor to the applicable Capital Contribution Date in accordance with Section 6.1(u), Section 6.2(e) or Section 6.3(s), as applicable.
2.4Use of Proceeds; Release of Reserves; Refunds.
(a)Use of Proceeds on Initial Capital Contribution Date. On the Initial Capital Contribution Date, the Initial Class A Capital Contribution and the Initial Class B Capital Contribution shall be used by the Company to pay to Seller the “Initial Installment” under (and as defined in) the PSA.
(b)Use of Proceeds on each Interim Capital Contribution Date. On each Interim Capital Contribution Date, the applicable Interim Class A Capital Contribution and (if any) the Interim Class B Capital Contribution shall (i) be used by the Company to pay to Seller the applicable “Interim Installment” under (and as defined in) the PSA or (ii) to the extent that the “Cash Portion of the Purchase Price” (as defined in the PSA) has been paid in full as of such Interim Capital Contribution Date, be contributed by the Company to the Project Company as the “Supplemental Sponsor Equity Contribution” (as defined in the Construction Loan Agreement).
(c)Use of Proceeds on Final Capital Contribution Date. On the Final Capital Contribution Date, the Final Class A Capital Contribution and (if any) the Final Class B Capital Contribution shall be used by the Company as follows:
(i)to pay to Seller the “Final Installment” under (and as defined in) the PSA;
(ii)to repay the obligations under the Construction Loan Agreement and related Loan Documents in full and discharge any Encumbrances created under the Construction Loan Agreement and the related Loan Documents;
(iii)to the extent of any Additional Turbines, a portion of the Final Class A Capital Contribution will be deposited into the Additional Turbine Escrow Account in accordance with Section 2.2(c);
(iv)to fund the Completion Reserve Account so that the balance on deposit therein (together with any Acceptable Guaranty or Acceptable Letter of Credit standing exclusively to the credit thereof) is equal to the Completion Reserve Amount;
(v)to pay the Transaction Expenses and all other amounts set forth in the Final Capital Contribution Date Flow of Funds Memorandum; (vi) to fund the Operating Reserve so that the balance on deposit therein is equal to the Operating Reserve Required Amount; and

(vi)to fund other operating accounts of the Company such that the total amount on deposit in operating accounts of the Company (other than the Operating Reserve Account) is at least equal to the Minimum Balance Sheet Cash Amount.
(d)Release of Reserves.
(i)Amounts deposited into the Completion Reserve Account and the Operating Reserve Account shall be released in accordance with the LLC Agreement.
(ii)Amounts deposited into the Additional Turbine Escrow Account shall be released in accordance with clauses (iii) and (iv) of Section 2.2(c) and the Escrow Agreement; provided that any amounts that are paid into the Additional Turbine Escrow Account pursuant to the Escrow Agreement shall be released to the Class B Equity Investor to the extent that the Class B Equity Investor provides an Acceptable Letter of Credit or an Acceptable Guaranty.
(e)Refunds. Upon receipt by the Project Company or the Company of any refund in respect of Taxes or cash deposits, in either case paid by or on behalf of Project Company or the Company on or prior to the Final Capital Contribution Date, the amount so received shall be distributed to the Class B Equity Investor.
2.5Tax Reporting of Transaction. For federal income tax purposes, the Parties agree to report the Transaction as follows:
(a)Immediately prior to the Initial Capital Contribution Date, (i) the Project Company was disregarded as an entity separate from Seller, which is a partnership for federal income tax purposes, and (ii) the Company was disregarded as an entity separate from the Class B Equity Investor, which is a partnership for federal income tax purposes.
(b)The formation of the Company as a partnership for federal income tax purposes will be treated consistently with Revenue Ruling 99-5 (situation 2).
(c)The Parties shall allocate the fair market value among the assets comprising the Project in a manner consistent with the Cost Segregation Report.
(d)The purchase and sale of the Project Company will be treated as a sale of the Project on the Initial Capital Contribution Date for a total purchase price equal to the Purchase Price under, and as defined in, the PSA (not including the assumption of the Project Company’s obligation to fund the expected cost of completing the Project).
(e)To the extent that the Purchase Price under (and as defined in) the PSA is increased pursuant to a Specified TLC Election Notice (as defined in the PSA) and such increase is supported by an acceptable Independent Appraisal and Cost Segregation Report, any Specified Capital Contribution contributed to the Company pursuant to Section 2.2(d)(i) shall be treated as an adjustment to the Purchase Price under, and as defined in, the PSA, paid to the Seller.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE CLASS B EQUITY INVESTOR
The Class B Equity Investor represents and warrants to each Class A Equity Investor as follows, on and as of the ECCA Effective Date and each Capital Contribution Date (except where expressly limited to one of such Capital Contribution Dates or expressly limited to another date, which such representations and warranties are made as of such date(s)):
3.1Organization and Good Standing.
(a)Each of the Class B Equity Investor and the Company is a limited liability company, duly organized, validly existing and in good standing under the Laws of its state of organization. Each of the Class B Equity Investor and the Company has the power to carry on its business as now being conducted. Each Class A Equity Investor has been provided with true, correct and complete copies of the charter documents of the Class B Equity Investor as currently in effect.
(b)Each of the Project Company and Shareco is duly organized, validly existing and in good standing under the Laws of its state of organization. Each of the Project Company and Shareco is qualified to do business and is in good standing in the state in which the Project is located and each other jurisdiction where the character of its property or the nature of its business makes such qualification necessary. Each of the Project Company and Shareco has the power to carry on its business as now being conducted. Each Class A Equity Investor has been provided with true, correct and complete copies of the charter documents of each of the Project Company and Shareco as currently in effect.
3.2Authority; Execution and Delivery; Enforceability. The Class B Equity Investor has the power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated therein. As of the ECCA Effective Date or the Initial Capital Contribution Date, as applicable, the execution and delivery by the Class B Equity Investor of the Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary limited liability company or other organizational, as applicable, action. As of the ECCA Effective Date or the Initial Capital Contribution Date, as applicable, the Class B Equity Investor has duly executed and delivered to the Class A Equity Investor the applicable Transaction Documents to which it is a party on such date, and such Transaction Documents, upon execution and delivery thereof, shall constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms.
3.3No Conflicts. The execution and delivery by the Class B Equity Investor of the Transaction Documents to which it is a party and the performance of its obligations thereunder will not (a) violate in any material respect any constitution, statute, regulation, rule, injunction, order, decree, ruling, charge or other restriction of any Governmental Authority to which the Class B Equity Investor, any Project Entity or Shareco is subject, (b) conflict with or cause a breach of any provision in the certificate of formation, certificate of incorporation, limited liability company operating agreement, bylaws or other organizational document of the Class B Equity Investor, any Project Entity or Shareco, (c) cause a material breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any Contract, license, instrument, decree, judgment or other arrangement to which the Class B Equity Investor, any Project Entity or Shareco is a party or under which any of them is bound or to which any of their Assets are subject or require a consent or approval from, or that a filing or notice be provided to, any Governmental Authority or any other Person (other than any Permits consents, approvals, filings or notices which (i) have been obtained or made and are in full force and effect, (ii) are described in Schedule 3.3 or (iii) are described in Part II of Schedule 3.10) or (d) result in the creation of an Encumbrance on any Project Entity or Shareco or any of their respective Assets, other than Permitted Encumbrances and Permitted Liens.
3.4Absence of Litigation. (a) Except as set forth on Schedule 3.4, there are no actions, suits, proceedings, investigations or similar actions pending or threatened (in writing) against (x) any Sponsor Guarantor or any Governmental Authority with respect to the Project, any of the Assets of any Project Entity or any of the Permits or Departure Approvals set forth on Schedule 3.10 or (y) the Class B Equity Investor, Seller, any Project Entity, Shareco, except in each case such actions, suits, proceedings, investigations or similar actions that could not reasonably be expected to result in a Material Adverse Effect and (b) there are no actions, suits, proceedings, investigations or similar actions pending or threatened (in writing) against the Class B Equity Investor, any Project Entity, Shareco or any Sponsor Guarantor which seek to impair, restrain, prohibit or invalidate any of the Transaction Documents.
3.5Ownership.
(a)(i) The Class B Equity Investor owns of record and beneficially 100% of the Ownership Interests in the Company immediately prior to the Initial Capital Contribution Date and (ii) from and after the Closing Date (as defined in the PSA), the Company owns of record and beneficially 100% of the Ownership Interests in the Project Company. The Project Company owns of record and beneficially 20% of the Ownership Interests in Shareco. Other than Permitted Encumbrances and the PSA, neither the Class B Equity Investor nor the Company has any Contract, arrangement or commitment to issue, sell, transfer or otherwise dispose of any Ownership Interest or any other interest in any Project Entity or Shareco, or any securities or obligations convertible into or exchangeable for, or giving any Person any right to acquire from the Project Entity or Shareco, any such Ownership Interest or other interest in any Project Entity or Shareco, and no such securities or obligations are issued or outstanding other than as contemplated by this Agreement, the LLC Agreement and the Shareco LLC Agreement. Subject to Permitted Liens, the Project Company has good title to the personal property comprising a necessary part of the Project and good title to, or contractual rights to use, all the personal property currently used in connection with the Project as such personal property currently exists.
(b)Other than the Company and, after the Closing Date (as defined in the PSA) has occurred, the Project Company and Shareco, the Class B Equity Investor has no, and has never had any, subsidiaries. The Company has no, and has never had any, subsidiaries other than, after the Closing Date (as defined in the PSA) has occurred, the Project Company and Shareco. Other than Shareco, the Project Company has no, and has never had any, subsidiaries. Other than, after the Closing Date (as defined in the PSA) has occurred, the Assets and liabilities of the Project Company and Shareco, each of the Class B Equity Investor and the Company has never had any Assets or liabilities that do not arise from or otherwise relate to the ownership or operation of the Project, and the Project Company has never had any Assets or liabilities that do not arise from or otherwise relate to the ownership or operation of the Project. The Project Company has not conducted any business other than the development, financing, construction, operation, maintenance and ownership of the Project and activities necessary for, incidental to, related to or desirable in furtherance of the foregoing. The Class B Equity Investor has not conducted any business other than the ownership of the Company and the Company has not conducted any business other than, after the Closing Date (as defined in the PSA) has occurred, the ownership of the Project Company and activities necessary for, incidental to, related to or desirable in furtherance of the foregoing.
3.6Valid Interests. As of the Initial Capital Contribution Date, the Class A Units will be duly authorized, and upon payment of the Initial Class A Capital Contribution, the Class A Units will be validly issued and Class A Equity Investor will have good and valid title to the Class A Units, free and clear of all Encumbrances other than Permitted Encumbrances and those created or granted by the Class A Equity Investors.
3.7Financial Statements. As of the ECCA Effective Date, attached as Schedule 3.7 to this Agreement are the most recently available unaudited interim monthly balance sheet of each Project Entity and Shareco. Each of the interim balance sheets of the Project Entities and Shareco attached hereto as Schedule 3.7, and the interim balance sheets and financial statements delivered pursuant to Sections 6.1(k)(i) and 6.3(cc)(i), presents fairly and accurately, in all material respects, the Assets, liabilities and member(s)’ equity of the applicable Project Entity or Shareco as of the date of such financial statements and interim balance sheets in accordance with the assumptions set forth therein, and has been prepared in accordance with the Accounting Standard, subject, in the case of any unaudited financial statements and interim balance sheets to normal financial statement period-end adjustments in the ordinary course of business and the absence of footnotes. Other than as set forth in the interim balance sheets attached hereto as Schedule 3.7 and the financial statements and interim balance sheets delivered pursuant to Sections 6.1(k)(i) and 6.3(cc)(i), as of the date of such financial statements and interim balance sheets no Project Entity or Shareco has any material liabilities required to be reported in accordance with the Accounting Standard which would be necessary for its balance sheet to meet the standard in the preceding sentence.
3.8Compliance With Laws.
(a)Other than (i) Environmental Laws (which are covered exclusively by the representations made in Section 3.9 and Section 3.10) (ii) tax matters (which are covered exclusively by the representations made in Section 3.16) and (iii) Anti-Money Laundering Laws, Economic Sanctions Laws and Anti-Corruption Laws (which are covered exclusively by the representations made in Section 3.8(b) below), the Class B Equity Investor, each Project Entity and Shareco is in material compliance with all applicable Laws except as listed on Schedule 3.8 and, to the Class B Equity Investor’s Knowledge, there has been no material noncompliance with any applicable Laws by the Class B Equity Investor, any Project Entity or Shareco. Except as has been cured or otherwise resolved in all material respects, each of the Class B Equity Investor, each of the Project Entities and Shareco has been and has conducted the business and operations of the Project in material compliance with all applicable Laws, and has not received written notice from a Governmental Authority of an actual or potential violation of any such Laws, except as listed on Schedule 3.8, and except in each case for Environmental Laws (which are covered exclusively by the representations made in Section 3.9 and Section 3.10), tax matters (which are covered exclusively by the representations made in Section 3.16), and Anti-Money Laundering Laws, Economic Sanctions Laws and Anti-Corruption Laws (which are covered exclusively by the representations made in Sections 3.8(b) and 3.8(c) below).
(b)The Class B Equity Investor, each Project Entity, Shareco, the Sponsor Guarantors and their respective officers, directors, employees and agents (including any third party acting on their behalf), (i) are in compliance with Anti-Money Laundering Laws, Economic Sanctions Laws and Anti-Corruption Laws in all material respects,(ii) to the Class B Equity Investor’s Knowledge, are not under investigation by any Governmental Authority for an alleged violation of Anti-Money Laundering Laws, Economic Sanctions Laws or Anti-Corruption Laws, and (iii) are not Prohibited Persons. The Class B Equity Investor and the Company have implemented and maintain in effect and enforce policies and procedures designed to ensure compliance by the Class B Equity Investor, the Project Entities, Shareco and their respective directors, officers, employees and agents with Anti-Money Laundering Laws, Economic Sanctions Laws and Anti-Corruption Laws.
(c)No part of the proceeds from the funding used to pay the Capital Contributions: (i) will be used directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Prohibited Person or in any country, region or territory that is the subject of Economic Sanctions Laws, (B) for any purpose that would cause any Party hereto to be in violation of any Economic Sanctions Laws or (C) otherwise be in violation of any Economic Sanctions Laws; (ii) will be used, directly or indirectly, in violation of, or cause any party hereto to be in violation of, any applicable Anti-Money Laundering Laws; or (iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, or providing anything of value to any governmental official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any party hereto to be in violation of, any applicable Anti-Money Laundering Law or Anti-Corruption Laws.
(d)The Class B Equity Investor, each Project Entity and Shareco is in material compliance with the Jones Act. Except as has been cured or otherwise resolved in all material respects, each of the Class B Equity Investor, each Project Entity and Shareco has been and has conducted the business and operations of the Project in compliance with the Jones Act, and has not received written notice from a Governmental Authority of an actual or potential violation of the Jones Act.
3.9Environmental Matters. Each Project Entity and Shareco is in compliance with all applicable Environmental Laws in all material respects, except as described on Part I of Schedule 3.9. Other than as listed on Part II of Schedule 3.9, (a) there are no locations or premises within the Project or Project Site or, to the Knowledge of the Class B Equity Investor, at any other location owned, operated, leased or controlled by any Project Entity or Shareco where a Release of a Hazardous Substance has occurred that (i) any Project Entity or Shareco could reasonably be expected to be obligated to investigate, remove, remediate or otherwise respond to because of any requirement of any applicable Environmental Law or any Material Project Agreement or (ii) has resulted in a pending material Claim, or could reasonably be expected to result in, a material Claim against or liability of any Project Entity or Shareco under any applicable Environmental Law, and (b) none of the Class B Equity Investor, any Project Entity or Shareco has received written notice from any Person of any Claim, or any written notice of any investigation, pending or threatened Claim, alleged liability, noncompliance or violation, or any written request for information, in each case, under any applicable Environmental Law and that is material. The representations in this Section 3.9 and Section 3.10 are the sole representations of the Class B Equity Investor as to environmental matters.
3.10Applicable Permits. Other than the Permits set forth in Schedule 3.18:
(a)There are no material Permits issued pursuant to or required under applicable Law (including applicable Environmental Laws) with respect to the Project, as the Project is currently designed and contemplated to be sited, constructed, owned, maintained and operated as contemplated by the Material Project Agreements, that are or will become Applicable Permits with respect to the Project, other than the Permits described in Schedule 3.10.
(b)Each Permit and Departure Approval listed in Part I of Schedule 3.10 has been issued to or made by the Company or the Project Company, or such other Person as allowed under applicable Law, for the benefit of the Project (including any Permits required to be obtained on behalf of the Project Company), is final, in full force and effect (with the exception of any Permits for which there are no further requirements or obligations thereunder and which are no longer required to be in full force and effect in accordance with all applicable Law) and the administrative and judicial periods to appeal such Permits have expired (other than, with respect to judicial periods only, under the Administrative Procedure Act or any citizen suit provision under applicable Law pursuant to which such Permit was issued). Other than as set forth in Schedule 3.4 (x) no judicial appeal has been filed with respect to such Permits or Departure Approvals or all such filed judicial appeals have been resolved, (y) each such Permit and Departure Approval is not subject to any legal proceeding that is pending or threatened in writing (including administrative or judicial appeal, Permit or Departure Approval renewals or modification) seeking injunction, material modification or revocation or (y) each such Permit and Departure Approval is not subject to any material unsatisfied condition required to be satisfied as of the date this representation and warranty is made.
(c)Each Permit listed in Part II of Schedule 3.10 has not yet been obtained because it is not required to be obtained until a future date and either (i) is expected to be obtained by such date and therefore before it becomes an Applicable Permit with respect to the Project or (ii) is of a type that is routinely granted on application, that is ministerial in nature and that would normally be obtained in the ordinary course of business on commercially reasonable terms and conditions prior to the time required by applicable Law.
(d)Each Project Entity and Shareco is in compliance in all material respects with all Applicable Permits and Departure Approvals that have been obtained as of the date of this representation.
(e)None of the Class B Equity Investor, any Project Entity or Shareco has received written notice from any Governmental Authority of an actual or potential material violation, or injunction, modification, revocation or termination, of any Applicable Permit or Departure Approval that has been obtained as of the date of this representation, nor, to the Knowledge of the Class B Equity Investor, has any event occurred and is continuing that constitutes, or after notice or lapse of time or both could reasonably be expected to constitute, a violation of any such Applicable Permit or Departure Approval, or could reasonably be expected to result in any injunction, material modification (including the imposition of any new compliance conditions), revocation or termination of, or any other material adverse change in, any such Applicable Permit or Departure Approval.
3.11Insurance. Attached as Schedule 3.11 to this Agreement is a list of all insurance maintained for the Company and the Project Company. Such Schedule lists all necessary insurance policies relating to the Project prescribed by the Insurance Consultant (unless any such insurance is not then available on commercially reasonable terms), such insurance policies are in full force and effect, and there are no unpaid claims or premiums for any such insurance, except as set forth on Schedule 3.11.
3.12Real Property.

(a)Other than as set forth in Part III of Schedule 3.12, the Project Company has leasehold, fee ownership or easement interests in the Real Property Interests that is the subject of the Key Real Property Documents (subject only to Permitted Liens) sufficient to enable it to construct, own, maintain and operate the Project upon the Project Site. True, complete and correct copies of each of the Real Property Documents for the Project have been Made Available to the Class A Equity Investors. Each of the Real Property Documents for the Project is in full force and effect and is binding on the Project Company, and as applicable, the Company, and to the Knowledge of the Class B Equity Investor, binding on the counterparties thereto. The Project Company and the Company are not, and to the Knowledge of the Class B Equity Investor, no owner of any such real property is, in breach of its material obligations with respect to the Key Real Property Documents, except as set forth in Part IV of Schedule 3.12. All premiums with respect to the Title Policy and all required endorsements have been or will be paid as of the applicable Capital Contribution Date, as and to the extent required in order for the Title Policy and such required endorsements to be valid as of such date.
(b)Other than as set forth in Part III of Schedule 3.12, the Project Company has not assigned or subleased (or sub-subleased if applicable) any of its interests in the Key Real Property Documents. The Real Property Interests held by the Project Company under the Real Property Documents is all the real property that the Project Company leases or has any interest in. To the Class B Equity Investor’s Knowledge, and except as disclosed on Schedule 3.4, the Project Site is not subject to any condemnation proceedings, lawsuits or administrative actions. To the Class B Equity Investor’s Knowledge, the Project Site is not subject to any conservation reserve program or other agricultural reserve program. Except as set forth on the Title Policy, the preliminary ALTA/NSPS survey or as otherwise disclosed in writing by the Class B Equity Investor to each Class A Equity Investor, to the Class B Equity Investor’s Knowledge, there are no unrecorded interests in any portion of the Onshore Project Site, including, without limitation, oil, gas or other mineral rights leases, easements, options, rights to purchase, tenancies, licenses, occupancies, rights of possession claims, encroachments or prescriptive easements.
3.13Indebtedness; Encumbrances. As of the ECCA Effective Date and each Capital Contribution Date, except for the Loan Documents and as disclosed in Part I of Schedule 3.13 or the unaudited interim balance sheets of the Project Entities and Shareco attached hereto as Schedule 3.7, none of the Project Entities or Shareco has any outstanding Indebtedness. The Assets of the Project Entities and Shareco, including the Real Property Interests for the Project, are owned free and clear of all Encumbrances other than Permitted Liens or as set forth in Part II of Schedule 3.13.
3.14Employee Matters. None of the Project Entities or Shareco has and at no point in the past has had any employees, nor maintained, sponsored, administered or participated in any employee benefit plan subject to ERISA. None of the Project Entities or Shareco has any liability in respect of any employees or employee benefit plan and has not incurred any liability by virtue of being a member of a controlled group of corporations or treated as a single employer under Section 4001 of ERISA or 414 of the Code.
3.15Affiliate Transactions. Other than the Material Project Agreements, the Loan Documents, and the Transaction Documents, and except for the Contracts disclosed in Schedule 3.15, there are no Contracts in existence between or among the Class B Equity Investor, the Company or any Affiliate thereof (excluding, for the avoidance of doubt, the Project Company and Shareco), on the one hand, and the Company, the Project Company or Shareco, on the other hand.
3.16Tax Matters.
(a)Each Project Entity and Shareco has timely filed, or caused to be filed on its behalf, all income Tax Returns and all material non-income Tax Returns required to be filed (after giving effect to any extensions that have been requested by and granted to such party by the applicable Governmental Authority, which extensions, if any, will be set forth in Part I of Schedule 3.16 delivered on the Initial Capital Contribution Date), and have timely paid, or caused to be paid on its behalf, all income Taxes and all material nonincome Taxes shown as due on such Tax Returns (other than those Taxes that it is contesting in good faith and by appropriate proceedings, which contests and/or proceedings, if any, are set forth in Part II of Schedule 3.16). All such Tax Returns of the Project Entities and Shareco are complete and accurate in all material respects, except that no representation is being made hereby as to the income Tax characteristics of the Project (including the depreciation allowances for the Project and whether the Project qualifies for the ITC, in each case other than as contained in this Agreement). None of the Project Entities or Shareco has executed (and is not subject to) any waiver currently in effect or agreed to any extension with respect to the statute of limitations for any Taxes or Tax Returns. No audit, examination or other administrative proceedings or court proceedings are presently ongoing, pending or have been threatened in writing with regard to any Taxes or Tax Returns of the Project Entities or Shareco. No written claim has been made by any Tax authority in a jurisdiction where the applicable Project Entity or Shareco does not file a Tax Return that the applicable Project Entity or Shareco is or may be subject to Tax in that jurisdiction. No power of attorney currently in force has been granted by any Project Entity or Shareco (or on such Project Entity’s or Shareco’s behalf) with respect to the Taxes of any such Project Entity or Shareco. Other than pursuant to the Material Project Agreements or the Transaction Documents, no material agreement as to indemnification for, contribution to or payment of Taxes exists between any Project Entity or Shareco and any other Person. Other than pursuant to the Material Project Agreements or the Transaction Documents, none of the Project Entities or Shareco have any liability for Taxes of any Person as a transferee or successor, by Contract or otherwise. None of the Project Entities or Shareco has applied to the IRS or any state tax authority for any Tax ruling with respect to the Project Entity, Shareco or the Project, other than to the extent related to a Specified Tax Law Change as provided by Section 2.2(d)(i), which ruling request has been made available to the Class A Equity Investors.
(b)Each of the Company (until the Initial Capital Contribution Date) and the Project Company is, and has since its formation been, treated as a disregarded entity for U.S. federal income tax purposes, and no elections have been filed with the IRS to treat the Company or Project Company as an association taxable as a corporation. Shareco is treated as a partnership for U.S. federal income tax purposes (and not a publicly traded partnership), Shareco has since its formation been either an entity disregarded as separate from its owner or a partnership for U.S. federal income tax purposes, and no elections have been filed with the IRS to treat Shareco as an association taxable as a corporation.
(c)No more than a de minimis amount of the property, materials or parts that comprise the fair market value of the ITC Eligible Property composing the Project consists of property, materials or parts used by any person other than the Project Company (other than in connection with the construction, start-up, testing and commissioning of the Project).
(d)The Class B Equity Investor is not a Disqualified Person.
(e)The Class B Equity Investor is a “United States person” not subject to withholding under Code Section 1445.
(f)No portion of the Project for which an ITC will be claimed was placed in service for U.S. federal income tax purposes on or prior to the Initial Capital Contribution Date.
(g)As of the Final Capital Contribution Date, (i) each date reflected as the date a Turbine achieved Hot Commissioning (and, for any ITC Eligible Property other than Turbines, the date each such item of ITC Eligible Property was Placed in Service) in the Base Case Model are not earlier than the actual date such Turbine achieved Hot Commissioning (and, for any ITC Eligible Property other than Turbines, the actual date such item of ITC Eligible Property was Placed in Service); provided, however, that no representation or warranty in this clause (i) is made with respect to any Additional Turbines; and (ii) the Hot Commissioning date for each Turbine is the placed in service date for such Turbine for U.S. federal income tax purposes; provided, however, that in the case of each of clause (i) and (ii), if the Class B Equity Investor has not provided the Hot Commissioning Tax Confirmation to the Class A Equity Investors on or prior to December 1,

2023, the references in this Section 3.16(g) to “Hot Commissioning” shall be deemed instead to be references to “Placed in Service”.
(h)As of the Final Capital Contribution Date, the Company’s tax basis in the Project will not be less than the amount provided in the updated Cost Segregation Report (as supported by the Independent Appraisal) delivered pursuant to Section 6.3(g) and reflected in the Base Case Model and the portion of such tax basis allocable to ITC Eligible Property will not be less than the amount allocated to ITC Eligible Property in the updated Cost Segregation Report delivered pursuant to Section 6.3(g) and reflected in the Base Case Model. To the extent that any Additional Turbines have become Completed Additional Turbines, then as of the date on which the last Additional Turbine Placed in Service Certificate is provided, the Company’s tax basis in the Project (including all Completed Additional Turbines) will not be less than the amount provided in the Completed Additional Turbine Cost Segregation Report delivered pursuant to Section 2.2(c)(v) and reflected in the Base Case Model and the portion of such tax basis allocable to ITC Eligible Property will not be less than the amount allocated to ITC Eligible Property in the Completed Additional Turbine Cost Segregation Report delivered pursuant to Section 2.2(c)(v) and reflected in the Base Case Model.
(i)As of the Initial Capital Contribution Date and the Final Capital Contribution Date, the Project “began construction” within the meaning of Code Section 48(a)(9)(B)(ii) and IRS Notice 2021-05 prior to January 29, 2023, and the Project is a “single Project” for purposes of determining whether construction began under Code Sections 45(b)(6)(B)(ii) and 48(a)(9)(B)(ii).
(j)No grant has been applied for under Section 1603 of the American Recovery and Reinvestment Act of 2009 with respect to any property that is part of the Project and as of the Initial Capital Contribution Date, no PTC, ITC or depreciation has been claimed in respect of the Project.
(k)No property included in the Project is “imported property” within the meaning of Code Section 168(g)(6).
(l)All portions of the Project are located in the United States or in the inland navigable waters of the United States or in the coastal waters of the United States.
(m)No bonds the interest of which is exempt from federal income tax were used to provide financing for any portion of the Project.
(n)As of the Final Capital Contribution Date, all Turbines composing the Project (other than Additional Turbines) have been Placed in Service.
(o)As of the date of each Additional Turbine Placed in Service Certificate, all Additional Turbines that are the subject of such Additional Turbine Placed in Service Certificate have been Placed in Service.
3.17Material Project Agreements.
(a)As of the ECCA Execution Date, the Initial Capital Contribution Date and the Final Capital Contribution Date:
(i)Part I of Schedule 3.17 lists all Material Project Agreements for the Project to which any Project Entity or Shareco is a party and, except for the Transaction Documents, Real Property Documents for the Project, Material Project Agreements and the other Contracts listed on Part II of Schedule 3.17 for the Project, none of the Project Entities or Shareco is a party to any other Contract, other than any Contract relating to the Project under which either the current and contingent liability of such Project Entity or Shareco, or the reduction in revenue of such Project Entity or Shareco, could not reasonably be expected to exceed $1,000,000 for such Contract.
(ii)The Material Project Agreements have not been amended, terminated or otherwise modified except as set forth in Schedule 3.17.

(b)The Material Project Agreements have been duly authorized, executed and delivered by the applicable Project Entity or Shareco, are in full force and effect and (i) binding on such Project Entity or Shareco, (ii) in respect of any Material Project Agreements that are between such Project Entity or Shareco, on the one hand, and an Affiliate of the Class B Equity Investor, on the other hand, binding on the other parties thereto and (iii) with respect to any other Material Project Agreement, to the Knowledge of the Class B Equity Investor, binding on the other parties thereto, except in each case as enforceability may be limited by applicable bankruptcy and similar Laws affecting the enforcement of creditors’ rights and general equitable principles.
(c)Except for any default that could not reasonably be expected to have a Material Adverse Effect, (i) none of the Project Entities or Shareco is in default under any Material Project Agreement, (ii) in respect of any Material Project Agreements for the Project that are between a Project Entity or Shareco, on the one hand, and an Affiliate of the Class B Equity Investor, on the other hand, no other party is in default under such Material Project Agreement, and (iii) with respect to any other Material Project Agreement, to the Knowledge of the Class B Equity Investor, no other party is in default under any Material Project Agreement.
(d)The Material Project Agreements listed in Part I of Schedule 3.17 and the other Contracts listed in Part II of Schedule 3.17, in the form Made Available to the Class A Equity Investors, include all material Contracts for services, materials or rights that are reasonably necessary to be obtained by the Project Entities in connection with the construction, ownership, operation and maintenance of the Project, other than those Contracts for services, materials or rights that are not required to be in place as of such date in accordance with Prudent Industry Practices but which the Class B Equity Investor reasonably believes will be obtained in due course and on commercially reasonable terms at or before the time when such services, materials and rights are needed to be in place in accordance with Prudent Industry Practices.
(e)There are no services, materials or rights required for the construction, operation or maintenance of the Project in accordance with the Material Project Agreements other than those (i) available or to be provided under the Material Project Agreements or (ii) that are reasonably expected to be commercially available on commercially reasonable terms at or before the time when such services, materials and rights are needed.
3.18Regulatory Status.
(a)As of the ECCA Effective Date, the Class B Equity Investor is not subject to regulation by FERC as a “public utility” as such term is defined in Section 201(e) of the FPA. None of the Class B Equity Investor or the Company is or, solely as a result of entering into this Agreement or performing its obligations under this Agreement will become, subject to regulation as a “public utility” as defined in Section 201(e) the FPA. As of the ECCA Effective Date, the Project Company is a “public utility” under the FPA with MBR Authority, which authority is in full force and effect.
(b)None of the Class B Equity Investor, the Project Entities or Shareco is subject to, or not exempt from, regulation under PUHCA, except that as of the ECCA Effective Date the Project Company is an EWG and is subject to regulation under PUHCA with respect to maintaining its EWG status. As of the date that the Project first generates electric energy for sale, each of the Company and the Class B Equity Investor will become a “holding company” under PUHCA solely with respect to direct or indirect ownership of an EWG and any regulation as a “subsidiary company” or an “affiliate” of a “holding company,” as such terms are defined in PUHCA, and shall be exempt from FERC regulation under PUHCA to the extent provided in 18 C.F.R. § 366.3(a).
(c)Except for the Permits set forth in Part II of Schedule 3.18, no filing with or consent, order or approval from FERC is required to be made or obtained in order for any Project Entity or Shareco to enter into, deliver or perform the Transaction Documents and the Material Project

Agreements to which it is a party or for the ownership and operation of the Project, and the sale or transmission of electric energy, capacity and/or ancillary services therefrom or thereupon.
(d)The Class A Equity Investors will not, solely as a result of entry into or performance of the Transaction Documents or the consummation of the Transaction, including ownership and operation of the Project by the Project Company and the sale or transmission of electric energy, capacity and/or ancillary services therefrom by the Project Company, be subject to, or not exempt from, regulation as an “electric utility company”, a “public-utility company” or a “holding company” or an “affiliate” or “subsidiary company” as defined under PUHCA, or as a “public utility” under the FPA.
3.19Brokers. The Class B Equity Investor has not retained any broker, agent or finder or incurred any liability or obligation for any brokerage fees, commissions or finder fees with respect to this Agreement or the transactions contemplated hereby for which a Class A Equity Investor or any Project Entity or Shareco will be responsible.
3.20Disclosure. All materials and factual information pertaining to the Project or any Project Entity or Shareco, which were Made Available to the Class A Equity Investors or provided in writing by the Class B Equity Investor or its Affiliates to the Independent Appraiser, Cost Segregation Consultant, the Independent Engineer, the Environmental Consultant, the Insurance Consultant, the Transmission Consultant, Wind Consultant or any other expert or consultant relied on or utilized by, as contemplated in the Transaction Documents, the Class A Equity Investors for the purposes of evaluating the transactions contemplated by the Transaction Documents, when taken as a whole, were provided in good faith, did not contain as of the date made or furnished any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, taken as a whole, not misleading as of the date made or furnished in light of the circumstances in which made; provided, however, that no representation or warranty is made with respect to (a) any projections or other forward-looking statements provided by or on behalf of the Class B Equity Investor or its Affiliates (including the Base Case Model), except that such projections were made or prepared in good faith or (b) other than with respect to the specific representations and warranties contained herein, the tax consequences of an investment to the Class A Equity Investors.
3.21Payments of Amounts Due. As of the Final Capital Contribution Date, all amounts necessary to achieve Final Completion of the Project have been paid in full, other than those amounts required to be paid for punch list or similar items, which such amounts have been included in the Base Case Model and the calculation of the Completion Reserve Amount.
3.22Acknowledgment of Limited Nature of Representations and Warranties. The Class B Equity Investor acknowledges that, except with respect to the representations and warranties expressly made by the Class A Equity Investors in this Agreement and the other Transaction Documents or in any certificate, the Class A Equity Investors have not made any representation or warranty, including implied representations and warranties, under this Agreement or any of the other Transaction Documents or otherwise, nor has Class B Equity Investor relied on any representation or warranty not expressly made in this Agreement or the Transaction Documents or in any certificate.
3.23Material Adverse Effect. As of the ECCA Execution Date, since December 31, 2021, no Material Adverse Effect has occurred and is continuing.
3.24No Casualty.
(a)As of the ECCA Execution Date, the Initial Capital Contribution Date and each Interim Capital Contribution Date, no unrepaired casualty exists with respect to the Project that has or could reasonably be expected to have a Material Adverse Effect, unless such event has been remedied or is in the process of being remedied in accordance with a plan approved by the Independent Engineer and is reasonably expected to be remedied by no later than the Outside Date.
(b)As of the Final Capital Contribution Date, no unrepaired casualty exists with respect to the Project, except for any such casualty that (i) could not reasonably be expected to have a Material

Adverse Effect or (ii) (A) has been remedied or is in the process of being remedied in accordance with a plan and budget approved by the Independent Engineer and is reasonably expected to be remedied by no later than the date that is 60 days prior to the Outside Date and (B) for which the Project Company has funded a reserve account in an amount greater than or equal to 125% of the aggregate amount that is estimated, as of the Final Capital Contribution Date, to be required to be paid after the Final Capital Contribution Date in connection with remedying such casualty event.
3.25No Condemnation.
(a)As of the ECCA Execution Date, the Initial Capital Contribution Date and each Interim Capital Contribution Date, no condemnation is pending or threatened in writing with respect to the Project that has or could reasonably be expected to have a Material Adverse Effect, unless such event has been remedied or is in the process of being remedied in accordance with a plan approved by the Independent Engineer and is reasonably expected to be remedied by no later than the Outside Date.
(b)As of the Final Capital Contribution Date, no condemnation is pending or threatened in writing with respect to the Project, except for any such condemnation event that (i) could not reasonably be expected to have a Material Adverse Effect or (ii) (A) has been remedied or is in the process of being remedied in accordance with a plan and budget approved by the Independent Engineer and is reasonably expected to be remedied by no later than the date that is 60 days prior to the Outside Date and (B) for which the Project Company has funded a reserve account in an amount greater than or equal to 125% of the aggregate amount that is estimated to be required to be paid after the Final Capital Contribution Date in connection with remedying such condemnation event.
3.26No Adverse Guarantor Event. No Adverse Guarantor Event has occurred since the ECCA Effective Date, unless an Acceptable Guaranty, Acceptable Letter of Credit or other alternative credit support reasonably acceptable to the Class A Equity Investors has been provided by the Class B Equity Investor to replace the Sponsor Guaranty for which the Adverse Guarantor Event applies.
3.27Loan Documents. As of the ECCA Execution Date and the Initial Capital Contribution Date, no “Event of Default” or material “Default” (in each case, as defined in the Construction Loan Agreement) has occurred and is continuing, except to the extent such material “Default” or “Event of Default” (in each case, as defined in the Construction Loan Agreement) will be cured by the funding of the Initial Class A Capital Contribution and the Initial Class B Capital Contribution (with respect to any material “Default” or “Event of Default” (in each case, as defined in the Construction Loan Agreement) that has occurred and is continuing as of the Initial Capital Contribution Date). As of each Interim Capital Contribution Date, no “Event of Default” (as defined in the Construction Loan Agreement) has occurred and is continuing, except to the extent such “Event of Default” (as defined in the Construction Loan Agreement) will be cured by the funding of the applicable Interim Class A Capital Contribution and Interim Class B Capital Contribution (with respect to any “Event of Default” (as defined in the Construction Loan Agreement) that has occurred and is continuing as of any Interim Capital Contribution Date). As of the Final Capital Contribution Date, no “Event of Default” or material “Default”(in each case, as defined in the Construction Loan Agreement) has occurred and is continuing, except to the extent such material “Default” or “Event of Default” (in each case, as defined in the Construction Loan Agreement) will be cured by the funding of the Final Class A Capital Contribution (with respect to any material “Default” or “Event of Default” (in each case, as defined in the Construction Loan Agreement) that has occurred and is continuing as of the Final Capital Contribution Date).
3.28Turbine Injunction. The Turbines comprising the Project will be or have been excluded from any injunction or similar order with respect to the manufacturing, installing, operating, repairing or replacing the Project in relation to Siemens Gamesa Renewable Energy A/S v. General Electric Co. et al, Case No. DMA-1:21-cv-10216 (D. Mass) or any subsequent proceedings related to the settlement of such proceedings.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH CLASS A EQUITY INVESTOR
Each Class A Equity Investor hereby represents and warrants, as to itself only, to the Class B Equity Investor as follows, on and as of the ECCA Effective Date and each Capital Contribution Date (except where expressly limited to one of such Capital Contribution Dates or expressly referencing another date) that:
4.1Organization and Good Standing. Such Class A Equity Investor is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its formation, and it has the corporate power and authority to carry on its business as now being conducted. The Class B Equity Investor has been provided with true, correct and complete copies of the charter documents of such Class A Equity Investor as currently in effect.
4.2Authority. Such Class A Equity Investor has the corporate power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations thereunder, and to consummate the transactions contemplated therein.
4.3No Conflicts. The execution and delivery of the Transaction Documents to which such Class A Equity Investor is a party and the performance by such Class A Equity Investor of its obligations thereunder will not (a) violate in any material respect any constitution, statute, regulation, rule, injunction, order, decree, ruling, charge or other restriction of any Governmental Authority to which such Class A Equity Investor is subject, (b) conflict with or cause a breach of any provision in the charter, bylaws or other organizational documents of such Class A Equity Investor or (c) cause a material breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any Contract, license, instrument, decree, judgment or other arrangement to which such Class A Equity Investor is a party or under which it is bound or to which any of its Assets are subject (or result in the imposition of a security interest or Encumbrance upon any such Assets) or require a consent or approval from, or that notice be provided to, any Governmental Authority or any other Person (other than any consents, approvals or notices that are obtained or made prior to the applicable Capital Contribution Date).
4.4Absence of Litigation. Such Class A Equity Investor is not subject to any action, suit, proceeding, hearing or investigation of, in or before any Governmental Authority or before any arbitrator, or, to the knowledge of such Class A Equity Investor, is threatened with being made a party to any action, suit, proceeding, hearing or investigation of, in or before any Governmental Authority or before any arbitrator, that could affect its ability to complete the transactions contemplated in the Transaction Documents to which it is a party or materially adversely affect its ability to perform any of its respective obligations under the Transaction Documents to which it is a party.
4.5Investment Intent. Such Class A Equity Investor represents that it is acquiring the Class A Membership Interests for its own account and not for the account of any other Person and not with a view to distribution or resale to others in a manner that would violate any federal or state securities Laws; provided, however, each Class A Equity Investor may Transfer all or a portion of its Class A Membership Interests in accordance with the LLC Agreement.
4.6Accredited Class A Equity Investor. Such Class A Equity Investor is an “accredited investor” as such term is defined in Regulation D under the Securities Act. It has had a reasonable opportunity to ask questions of and receive answers from the Class B Equity Investor and the Project Entities concerning the Class B Equity Investor, the Class A Membership Interests and the Project Entities, and all such questions have been answered to the full satisfaction of such Class A Equity Investor. It has relied solely on its own legal, tax and financial advisors for its evaluation of an investment in the Class A Membership Interests and not on the advice of the Class B Equity Investor or the Project Entities or any of their respective legal, tax or financial advisors. Nothing in this Section 4.6 shall be construed as limiting a Class A Equity Investor’s reliance on the representations and warranties of the Class B Equity Investor set forth in this Agreement.
4.7No Registration. Such Class A Equity Investor understands that the Class A Membership Interests have not been registered under the Securities Act in reliance on an exemption therefrom, and that the Class A Membership Interests must be held indefinitely unless the sale thereof is registered under the Securities

Act, or an exemption from registration is available thereunder, and that the Class B Equity Investor is under no obligation to register the Membership Interests under the Securities Act. Such Class A Equity Investor understands and agrees that it will not sell, hypothecate or otherwise transfer the Class A Membership Interests without registering or qualifying them under the Securities Act and applicable state securities Laws unless the transfer is exempted from registration or qualification under such Laws.
4.8Forward-Looking Information. Such Class A Equity Investor recognizes that investment in the Class A Membership Interests involves substantial risks. It acknowledges that any financial projections that may have been provided to it are based on assumptions of future operating results developed by the Class B Equity Investor’s and the Project Entities’ advisors and, therefore, represent an estimate of future results based on assumptions about certain events (many of which are beyond the control of the Class B Equity Investor or the Project Entities). It understands that no assurances or representations (other than those provided in Section 3.20(a)) can be given that the actual results of the operations of the Project Entities will conform to the projected results for any period.
4.9Acknowledgment of Limited Nature of Representations and Warranties. Such Class A Equity Investor acknowledges that, except with respect to the representations and warranties expressly made by the Class B Equity Investor in this Agreement (which shall be subject to the limitations herein) or any of the other Transaction Documents, or in any certificates delivered pursuant hereto or thereto, the Class B Equity Investor has not made any representation or warranty, including implied representations and warranties, under this Agreement or any of the other Transaction Documents, or in any certificates delivered pursuant hereto or thereto, and nor has such Class A Equity Investor relied on any representation or warranty not expressly made in this Agreement or any of the other Transaction Documents, or in any certificates delivered pursuant hereto or thereto. Such Class A Equity Investor specifically acknowledges that, other than as explicitly set forth in Section 3.20, no representation or warranty has been made and that such Class A Equity Investor has not relied on any representation or warranty regarding the accuracy of any projections or forward-looking statements made by the Class B Equity Investor or its respective Affiliates in the Base Case Model.
4.10Brokers. Such Class A Equity Investor has not retained any broker, agent or finder or incurred any liability or obligation for any brokerage fees, commissions or finder fees with respect to this Agreement or the transactions contemplated hereby for which the Class B Equity Investor or any Project Entity will be responsible.
4.11Tax Status. Such Class A Equity Investor is not a Disqualified Person. Such Class A Equity Investor (or if such Class A Equity Investor is a disregarded entity for U.S. federal income tax purposes, its regarded owner for such purpose) is a United States person within the meaning of Code Section 7701(a)(3) and is not subject to withholding under Code Section 1446. Such Class A Equity Investor is not related, within the meaning of Code Sections 267(b) and 707(b)(1), to any identified purchaser of electricity produced by the Project.
ARTICLE V
CONDITIONS TO ECCA EFFECTIVE DATE OBLIGATIONS
5.1Class A Equity Investor ECCA Effective Date Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction, or waiver by the Class A Equity Investors, of each of the conditions set forth in this Section 5.1. The execution and delivery to the Class B Equity Investor of this Agreement by the Class A Equity Investors evidences the satisfaction, or waiver by the Class A Equity Investors, of each such condition.
(a)Transaction Documents. The Class A Equity Investors shall have received fully executed, complete and correct copies of this Agreement, the PSA, the Fee Letter and the Investor Consents (Term Loan Agreements). Each of the Class B Equity Investor and the Project Entities shall have performed in all material respects its obligations under the Transaction Documents to which it is a party to be performed on or prior to the ECCA Effective Date.

(b)Representations and Warranties. Each of the representations and warranties of the Class B Equity Investor contained in Article III of this Agreement and of the Class B Equity Investor and its Affiliates in any other Transaction Document shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of the ECCA Effective Date (except to the extent that any such representation or warranty is to be made or deemed made only as of another date, which shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of such date).
(c)Material Project Agreements. Copies of all Material Project Agreements that have been executed and delivered on or prior to the ECCA Effective Date shall have been Made Available to the Class A Equity Investors. Each of the Material Project Agreements shall be in full force and effect.
(d)Permits. Copies of all Permits and Departure Approvals for the Project that were obtained on or prior to the ECCA Effective Date shall have been Made Available to the Class A Equity Investors. Each such Permit and Departure Approval shall have been validly issued or made.
(e)No Encumbrances. Except for Permitted Encumbrances and Permitted Liens, there shall be no Encumbrances against the Project, any Project Entity, Shareco or any Assets of a Project Entity or Shareco.
(f)No Condemnation. No condemnation shall be pending or threatened in writing with respect to the Project, unless such event has been remedied or is in the process of being remedied in accordance with a plan approved by the Independent Engineer and is reasonably expected to be remedied by no later than the Outside Date.
(g)No Action or Proceeding. (i) Except as set forth on Schedule 3.4, no actions, suits, proceedings, investigations or similar actions shall have been threatened or instituted in writing against (x) any Sponsor Guarantor or any Governmental Authority with respect to the Project, any of the Assets of any Project Entity or any of the Permits or Departure Approvals set forth on Schedule 3.10 or (y) the Class B Equity Investor, Seller, any Project Entity, Shareco, in each case, that has or could reasonably be expected to have a Material Adverse Effect and (ii) no actions, suits, proceedings, investigations or similar actions shall have been threatened or instituted in writing against the Class B Equity Investor, any Project Entity, Shareco or any Sponsor Guarantor which seek to impair, restrain, prohibit or invalidate any of the Transaction Documents.
(h)Base Case Model. The Base Case Model shall be acceptable to the Class A Equity Investors.
(i)Financial Statements. The Class A Equity Investors shall have received (i) the most recently available unaudited interim monthly balance sheets of the Project Entities and Shareco, (ii) the most recently available quarterly unaudited financial statements and annual audited financial statements of the Project Entities and (iii) the most recent annual audited financial statements and quarterly unaudited financial statements of the Sponsor Guarantors prepared in accordance with the Accounting Standard, together with a certificate from an authorized officer of the applicable Sponsor Guarantor that such financial statements present fairly in all material respects the financial position and results from operations of such Sponsor Guarantor and its consolidated subsidiaries as of the applicable date thereof and for the periods then ended, subject to, in the case of such unaudited interim financial statements, normal year-end audit adjustments and the absence of footnotes; provided that, if (X) any such entity files an annual report on Form 10-K (or any similar or successor forms) with the United States Securities and Exchange Commission (or any successor entity), the applicable annual audited financial statements shall be deemed to have been received by the Class A Equity Investors for purposes of this clause (iii) and (Y) any such entity files a quarterly report on Form 10-Q (or any similar or successor forms) with the United States Securities and Exchange Commission (or any successor entity), the applicable quarterly unaudited financial statements shall be deemed to have been received by the Class A Equity Investors for purposes of this clause (iii).
(j)Legal Opinions. The Class A Equity Investors shall have received copies of the following, each in form and substance reasonably acceptable to the Class A Equity Investors: (i) a legal opinion from Kirkland & Ellis LLP with respect to customary corporate matters (including due authorization, execution and delivery; no conflicts; no violation; and no further consents) and the enforceability of the Transaction Documents entered into on the ECCA Effective Date; (ii) a legal opinion from Kirkland & Ellis LLP with respect to federal energy regulatory matters with respect to the Project; (iii) a legal opinion from Foley Hoag LLP with respect to state and local permitting matters with respect to the Project; (iv) a legal opinion from Sidley Austin LLP with respect to federal environmental permitting matters with respect to the Project and (v) a legal memorandum from Plesner Advokatpartnerselskab with respect to certain corporate matters relating to the CI II Guarantors and CI III Guarantors.
(k)Tax Opinion. Class A Equity Investor shall have received an opinion from Milbank LLP in form and substance satisfactory to the Class A Equity Investors with respect to the federal income tax consequences of its investment.
(l)Officer’s Certificate. The Class A Equity Investors shall have received an omnibus certificate of an authorized officer of the Class B Equity Investor (i) certifying as to the matters set forth in Section 5.1(b) above and (ii) attaching true, accurate and complete copies of (A) the organizational documents of each of the Class B Equity Investor and the Project Entities, including formation documents and operating agreements or bylaws, as applicable, (B) the resolutions authorizing the execution of the Transaction Documents by each such Person to which it is a party, (C) a good standing certificate with respect to each such entity, and (D) an incumbency certificate from each of the Class B Equity Investor and the Project Entities.
(m)Consents and Approval. All consents, approvals and filings required to be obtained or made with any Governmental Authority or any other Person (except the Class A Equity Investors) in order for each party thereto to execute, deliver and perform the Transaction Documents to which such entity is a party shall have been obtained or made and shall be in full force and effect as of the ECCA Effective Date.
(n)Transmission Consultant’s Report. The Class A Equity Investors shall have received a copy of the Transmission Consultant’s Report (including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors) with respect to the Project, in form and substance reasonably satisfactory to the Class A Equity Investors.
(o)Independent Engineer’s Report. The Class A Equity Investors shall have received a copy of the Independent Engineer’s Report (including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors) with respect to the Project, in form and substance reasonably satisfactory to the Class A Equity Investors.
(p)Wind Consultant’s Report. The Class A Equity Investors shall have received a copy of the Wind Consultant’s Report (including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors) with respect to the Project, in form and substance reasonably satisfactory to the Class A Equity Investors.
(q)Phase I Environmental Site Assessment Report. The Class A Equity Investors shall have received a copy of the Phase I Environmental Site Assessment Report (including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors) with respect to the Project, in form and substance reasonably satisfactory to the Class A Equity Investors.
(r)Insurance Consultant’s Report. The Class A Equity Investors shall have received a copy of the report of the Insurance Consultant (including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors) with respect to the Project, in form and substance reasonably satisfactory to the Class A Equity Investors.
(s)ALTA/NSPS Survey. The Class A Equity Investors shall have received copies of the pre-construction ALTA/NSPS surveys of the Onshore Project Site (other than the portion of the Onshore Project Site leased by the Project Company pursuant to the New Bedford Terminal Lease) that were delivered in connection with the “Closing Date” under (and as defined in) the Construction Loan Agreement.
(t)Title Insurance. The Class A Equity Investors shall have received (i) a copy of the Title Insurance Policy and (ii) a copy of the ALTA 33 Endorsement issued by the Title Company in connection with the most recent borrowing of a “Construction Loan” or “Construction Bridge Loan” (in each case, as defined in the Construction Loan Agreement).
(u)Cost Segregation Report. The Class A Equity Investors shall have received a copy of the preliminary Cost Segregation Report with respect to the Project, in form and substance reasonably acceptable to the Class A Equity Investors.
(v)Independent Appraisal. The Class A Equity Investors shall have received a copy of a draft of the Independent Appraisal with respect to the Project, in form and substance reasonably acceptable to the Class A Equity Investors.
(w)Beneficial Ownership Certification. (i) Each Class A Equity Investor shall have received documentation and information sufficient to complete “know your customer” or “know your partners” checks and analyses with respect to Sponsor Guarantors, the Class B Equity Investor and any of the Class B Equity Investor’s Affiliates, and the results of such checks and analyses shall have satisfied its institutional requirements and (ii) at least five (5) days prior to the ECCA Effective Date, Sponsor Guarantors and the Class B Equity Investor shall have delivered (A) a Beneficial Ownership Certification in relation to such entity and (B) a Legal Entity Controlling Ownership Questionnaire.
(x)Loan Documents. No “Event of Default” or material “Default” (in each case, as defined in the Construction Loan Agreement) shall have occurred and be continuing.
5.2Class B Equity Investor ECCA Effective Date Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction, or waiver by the Class B Equity Investor, of each of the conditions set forth in this Section 5.2. The execution and delivery to the Class A Equity Investors of this Agreement by the Class B Equity Investor evidences the satisfaction, or waiver by the Class B Equity Investor, of each such condition.
(a)Transaction Documents. The Class B Equity Investor shall have received fully executed, complete and correct copies of this Agreement, the PSA and the Investor Consents (Term Loan Agreements).
(b)Representations and Warranties. Each of the representations and warranties of each of the Class A Equity Investors contained in Article IV of this Agreement and of each of the Class A Equity Investors and their Affiliates in any other Transaction Document shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of the ECCA Effective Date (except to the extent that any such representation or warranty is to be made or deemed made only as of another date, which shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of such date).
(c)No Governmental Action. No action or proceeding has been threatened or instituted in writing by any Governmental Authority against any Class A Equity Investor, which seeks to impair, restrain, prohibit or invalidate any of the Transaction Documents.

(d)Base Case Model. The Base Case Model shall be acceptable to the Class B Equity Investor.
(e)Legal Opinion. The Class B Equity Investor shall have received a legal opinion from Milbank LLP with respect to enforceability of the Transaction Documents entered into on the ECCA Effective Date, in form and substance reasonably acceptable to the Class B Equity Investor.
(f)Officer’s Certificates. The Class B Equity Investor shall have received an omnibus certificate of an authorized officer of each Class A Equity Investor certifying as to (i) the matters set forth in Section 5.2(b) above and (ii) corporate matters of such Class A Equity Investor, in form and substance satisfactory to the Class B Equity Investor.
(g)Consents and Approval. All consents, approvals and filings required to be obtained or made with any Governmental Authority or any other Person (except the Class B Equity Investor or its Affiliates) in order for each party thereto to execute, deliver and perform the Transaction Documents to which such entity is a party shall have been obtained or made and shall be in full force and effect as of the ECCA Effective Date.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE CLASS A EQUITY INVESTORS;
CERTAIN CLASS B EQUITY INVESTOR COVENANTS
6.1Initial Capital Contribution Date Conditions Precedent. The obligations of the Class A Equity Investors to make the Initial Class A Capital Contribution on the Initial Capital Contribution Date shall be subject to the satisfaction of each of the conditions set forth below, any of which may be waived in writing, in whole or in part, by the Class A Equity Investors:
(a)Notice of Initial Capital Contribution Date. The Class A Equity Investors shall have received not less than four Business Days’ prior written notice from the Class B Equity Investor of the Initial Capital Contribution Date.
(b)Mechanical Completion. (i) Mechanical Completion for the “Electric Service Platform” (as defined in the ESP Supply Agreement), the “Offshore Export Cables” (as defined in the Export Cable Agreement), the “Onshore Substation” (as defined in the Onshore Substation Agreement), the “Onshore Cable Civil Works” (as defined in the Onshore Cable Agreement) and at least one full string of Turbines and the corresponding “Array Cables” (as defined in the Array Cable Agreement) has occurred, and (ii) no portion of the Project for which an ITC will be claimed has been Placed in Service.
(c)Transaction Documents. The LLC Agreement shall have been executed by the Class B Equity Investor and delivered to the Class A Equity Investors, and the Sponsor Guaranties shall have been executed by the applicable Sponsor Guarantors and wet ink, original signatures shall have been delivered to the Class A Equity Investors. Each of the Class B Equity Investor, the Seller, the Sponsor Guarantors and the Project Entities shall have performed in all material respects its obligations under the Transaction Documents to which it is a party to be performed on or prior to the Initial Capital Contribution Date.
(d)PSA Closing. Concurrently with the transactions contemplated on the Initial Capital Contribution Date, Seller shall have sold, and the Company shall have purchased, 100% of the Ownership Interests in the Project Company pursuant to the PSA.
(e)Representations and Warranties. Each of the representations and warranties of the Class B Equity Investor contained in Article III of this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of the Initial Capital Contribution Date (except to the extent that any such representation or warranty is to be made or deemed made only as of another date, which shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of such date).
(f)Material Project Agreements. Copies of all Material Project Agreements that have been executed and delivered after the ECCA Effective Date but on or prior to the Initial Capital Contribution Date shall have been Made Available to the Class A Equity Investors and are reasonably satisfactory to the Class A Equity Investors. Each of the Material Project Agreements with respect to the Project shall be in full force and effect, and there shall exist no default that could reasonably be expected to result in termination of such Material Project Agreement. All material amendments to the Material Project Agreements that have been entered into since the ECCA Effective Date (other than amendments and change orders under the Construction Contracts for which the execution thereof would not constitute a “Fundamental Decision” or a “Major Decision” (in each case, as defined in the LLC Agreement)) shall be reasonably acceptable to the Class A Equity Investors.
(g)Cost Segregation Report. The Class A Equity Investors shall have received a copy of an updated draft of the Cost Segregation Report with respect to the Project, which shall have been incorporated into the Base Case Model, in form and substance reasonably acceptable to the Class A Equity Investors.
(h)Independent Appraisal. The Class A Equity Investors shall have received a copy of an updated draft of the Independent Appraisal with respect to the Project, which shall have been incorporated into the Base Case Model, in form and substance reasonably acceptable to the Class A Equity Investors.
(i)Base Case Model. The Base Case Model shall have been updated pursuant to Section 2.2(a), evidencing satisfaction of the Pricing Parameters to the reasonable satisfaction of the Class A Equity Investors, and delivered to the Class A Equity Investors together with an update to Schedule 13.2(e) of the LLC Agreement reasonably satisfactory to the Class A Equity Investors.
(j)Annual Operating Budget. The Class A Equity Investors shall have received an initial Annual Operating Budget for the Company and the Project that is consistent with the Base Case Model.
(k)Financial Statements. The Class A Equity Investors shall have received (i) the most recently available unaudited interim monthly balance sheets of each Project Entity and Shareco, (ii) the most recently available quarterly unaudited financial statements and annual audited financial statements of each Project Entity and (iii) the most recent annual audited financial statements and quarterly unaudited financial statements of the Sponsor Guarantors prepared in accordance with the Accounting Standard, together with a certificate from an authorized officer of the applicable Sponsor Guarantor that such financial statements present fairly in all material respects the financial position and results from operations of such Sponsor Guarantor and its consolidated subsidiaries as of the applicable date thereof and for the periods then ended, subject to, in the case of such unaudited interim financial statements, normal year-end audit adjustments and the absence of footnotes; provided that, if (X) any such entity files an annual report on Form 10-K (or any similar or successor forms) with the United States Securities and Exchange Commission (or any successor entity), the applicable annual audited financial statements shall be deemed to have been received by the Class A Equity Investors for purposes of this clause (iii) and (Y) any such entity files a quarterly report on Form 10-Q (or any similar or successor forms) with the United States Securities and Exchange Commission (or any successor entity), the applicable quarterly unaudited financial statements shall be deemed to have been received by the Class A Equity Investors for purposes of this clause (iii).
(l)Transmission Consultant’s Report. The Class A Equity Investors shall have received a copy of a bring-down of the Transmission Consultant’s Report delivered pursuant to Section 5.1(n) (including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors), in form and substance reasonably satisfactory to the Class A Equity Investors (including with respect to updates, if any, with respect to any Incremental Offtake Agreements).
(m)Independent Engineer’s Report; Independent Engineer’s Initial Capital Contribution Date Certificate; Mechanical Completion Schedule. The Class A Equity Investors shall have received (i) a copy of the construction supplement to the Independent Engineer’s Report delivered pursuant to Section 5.1(o) (including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors), which shall be in form and substance reasonably satisfactory to the Class A Equity Investors and (ii) a certificate from the Independent Engineer, substantially in the form of Exhibit D-1, (A) confirming that (1) Mechanical Completion for the “Electric Service Platform” (as defined in the ESP Supply Agreement), the “Offshore Export Cables” (as defined in the Export Cable Agreement), the “Onshore Substation” (as defined in the Onshore Substation Agreement), the “Onshore Cable Civil Works” (as defined in the Onshore Cable Agreement) and at least one full string of Turbines and the corresponding “Array Cables” (as defined in the Array Cable Agreement) has occurred and (2) at least 75% of the nameplate capacity of each of “Facility 1” and “Facility 2” (as such terms are defined in the PPAs) is reasonably expected to achieve Substantial Completion by the Outside Date and (B) attaching a schedule of (1) actual Mechanical Completion dates for each Turbine that has achieved

Mechanical Completion on or before the Initial Capital Contribution Date and (2) projected Mechanical Completion dates for each of the Turbines (such schedule, as supplemented as of any Interim Capital Contribution Date, the “Mechanical Completion Schedule”).
(n)Wind Consultant’s Report. The Class A Equity Investors shall have received a copy of the bring-down of the Wind Consultant’s Report delivered pursuant to Section 5.1(p) (including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors), in form and substance reasonably satisfactory to the Class A Equity Investors; provided that the Class B Equity Investor shall not be required to deliver such bring-down report if none of the following have occurred, as confirmed in writing to the Class A Equity Investors by the Wind Consultant: (i) a change in the location of any Turbine in excess of 500 feet or any other material change to the Project layout, (ii) changes to the power curve if the Turbine Supplier has restated or adjusted the power curve for the Turbines (specifically for the Turbines in the Project) or (iii) known changes in the location of any Turbine in a neighboring wind farm accounted for in the Wind Consultant’s Report delivered pursuant to Section 5.1(p).
(o)Phase I Environmental Site Assessment Report. (i) If less than one year has elapsed since the date of the site visit, records review, lien search, environmental professional’s declaration, and owner/operator interviews performed for the Phase I Environmental Site Assessment Report delivered pursuant to Section 5.1(q) and either (x) more than 180 days have elapsed since the date of the site visit, records review, lien search, environmental professional’s declaration, and owner/operator interviews performed for the Phase I Environmental Site Assessment Report delivered pursuant to Section 5.1(q) or (y) to the Knowledge of the Class B Equity Investor, there have been changes to the Project that would materially impact the conclusions set forth in the Phase I Environmental Site Assessment Report delivered pursuant to Section 5.1(q), the Class A Equity Investors shall have received a copy of a bring-down of the applicable sections of the Phase I Environmental Site Assessment Report delivered pursuant to Section 5.1(q); or (ii) if one year or more has elapsed since the date of the site visit, records review, lien search, environmental professional’s declaration, and owner/operator interviews performed for the Phase I Environmental Site Assessment Report delivered pursuant to Section 5.1(q), the Class A Equity Investors shall have received a new Phase I Environmental Site Assessment, in each case, including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors and in form and substance reasonably satisfactory to the Class A Equity Investors.
(p)Insurance Consultant’s Report. The Class A Equity Investors shall have received a copy of a bring-down of the report of the Insurance Consultant for the Project delivered pursuant to Section 5.1(r) (including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors), in form and substance reasonably satisfactory to the Class A Equity Investors (including with respect to updates, if any, with respect to any Incremental Offtake Agreements).
(q)Insurance Certificates. The Class A Equity Investors shall have received copies of insurance certificates with respect to the insurance necessary for the Project, as prescribed by the Insurance Consultant and set forth in Schedule 3.11 of this Agreement.
(r)Estoppels. The Class A Equity Investors shall have received estoppels from the counterparties to the Construction Contracts who have substantially completed their work under the applicable Construction Contract on or before the Initial Capital Contribution Date (other than with respect to the HDD Agreement and the Material Project Credit Support Documents), in substantially the forms attached hereto as Exhibits E-1, E-2, E-3, E-4, E-5, E-6, E-7, E-8, E-9, E-10, E-11 and E-12, as applicable; provided that to the extent that an estoppel from a counterparty to a Construction Contract is not available despite the use of commercially reasonable efforts, then this Section 6.1(r) shall be deemed satisfied with respect to such estoppel(s) and Section 8.1(a)(ii) shall apply with respect to such estoppel(s).
(s)Legal Opinions. The Class A Equity Investors have received copies of the following, each in form and substance reasonably satisfactory to the Class A Equity Investors: (i) a legal opinion from

Morris James LLP with respect to the enforceability of the LLC Agreement, substantially in the form attached hereto as Exhibit M-1; (ii) a legal opinion from Kirkland & Ellis LLP with respect to customary corporate matters of the Avangrid Guarantor and the enforceability of the Sponsor Guaranties, substantially in the form attached hereto as Exhibit M-2; (iii) a Danish legal opinion of Plesner Advokatpartnerselskab with respect to customary corporate matters of the CI II Guarantors, substantially in the form attached hereto as Exhibit M-3a; (iv) a Danish legal opinion of Plesner Advokatpartnerselskab with respect to customary corporate matters of the CI III Guarantors, substantially in the form attached hereto as Exhibit M-3b; (v) a bring-down of the legal opinion delivered by Kirkland & Ellis LLP pursuant to Section 5.1(j)(ii), substantially in the form attached hereto as Exhibit M-4; (vi) a bring-down of the legal opinion delivered by Foley Hoag LLP pursuant to Section 5.1(j)(iii), substantially in the form attached hereto as Exhibit M-5; and (vii) a bring-down of the legal opinion delivered by Sidley Austin LLP pursuant to Section 5.1(j)(iv), substantially in the form attached hereto as Exhibit M-6.
(t)Tax Opinion. The Class A Equity Investors shall have received a bringdown of the tax opinion delivered by Milbank LLP in connection with the ECCA Effective Date pursuant to Section 5.1(k) in form and substance satisfactory to the Class A Equity Investors, which opinion shall be limited to addressing any Change in Tax Law or other change in or update to material facts or the circumstances relevant to the tax opinion provided in connection with the ECCA Effective Date.
(u)Flow of Funds; Transaction Expenses. The flow of funds memorandum with respect to the Initial Capital Contribution Date (the “Initial Capital Contribution Date Flow of Funds Memorandum”), substantially in form attached hereto as Exhibit O- 1, shall have been delivered to the Class A Equity Investors, and provide that all Transaction Expenses incurred and invoiced through the Initial Capital Contribution Date have been paid or otherwise shall be paid on the Initial Capital Contribution Date in accordance with (and subject to the limitations in) Section 10.2.
(v)No Change in Tax Law. No Change in Tax Law or Proposed Change in Tax Law shall have occurred since the ECCA Effective Date that has not been reflected in the Adjusted Base Case Model for the Initial Class A Capital Contribution in a manner reasonably satisfactory to the Class A Equity Investors.
(w)Permits. Copies of all Applicable Permits and Departure Approvals for the Project that were obtained after the ECCA Effective Date, but on or prior to the Initial Capital Contribution Date, shall have been Made Available to the Class A Equity Investors. Each such Applicable Permit and Departure Approval shall have been validly issued or made and shall be in full force and effect.
(x)Non-Foreign Status. The Class A Equity Investors shall have received a duly executed IRS W-9 Form from the Class B Equity Investor.
(y)Officer’s Certificate. The Class A Equity Investors shall have received an omnibus certificate of an authorized officer of the Class B Equity Investor (i) certifying as to the matters set forth in Section 6.1(e) above and (ii) attaching a good standing certificate of the Class B Equity Investor and the Project Entities, each dated as of a recent date, from the applicable Secretary of State.
(z)No Condemnation. No condemnation shall be pending or threatened in writing with respect to the Project that has or could reasonably be expected to have a Material Adverse Effect, unless such event has been remedied or is in the process of being remedied in accordance with a plan approved by the Independent Engineer and is reasonably expected to be remedied by no later than the Outside Date.
(aa)No Casualty. No unrepaired casualty shall exist with respect to the Project that has or could reasonably be expected to have a Material Adverse Effect, unless such event has been remedied or is in the process of being remedied in accordance with a plan approved by the Independent Engineer and is reasonably expected to be remedied by no later than the Outside Date.
(ab)No Action or Proceeding. (i) Except as set forth on Schedule 3.4(in each case, as updated in accordance with Section 10.8), no action or proceeding shall have been threatened or instituted in writing against (x) any Sponsor Guarantor or any Governmental Authority with respect to the Project, any of the Assets of any Project Entity or any of the Permits or Departure Approvals set forth on Schedule 3.10 or (y) the Class B Equity Investor, Seller, any Project Entity, Shareco, in each case, that has or could reasonably be expected to have a Material Adverse Effect and (ii) no actions, suits, proceedings, investigations or similar actions shall have been threatened or instituted in writing against the Class B Equity Investor, any Project Entity, Shareco or any Sponsor Guarantor which seek to impair, restrain, prohibit or invalidate any of the Transaction Documents.
(ac)No Adverse Guarantor Event. No Adverse Guarantor Event shall have occurred since the ECCA Effective Date, unless an Acceptable Guaranty, Acceptable Letter of Credit or other alternative credit support reasonably acceptable to the Class A Equity Investors has been provided by the Class B Equity Investor to replace the Sponsor Guaranty for which the Adverse Guarantor Event applies; provided that (i) the obligations of the Person (or Persons) providing any such Acceptable Guaranty, Acceptable Letter of Credit or other alternative credit support shall be several and not joint with the other Sponsor Guarantors (provided that the obligations of each CI II Guarantor shall be joint and several with the other CI II Guarantors and the obligations of each CI III Guarantor shall be joint and several with the other CI III Guarantors) and (ii) any such Acceptable Guaranty, Acceptable Letter of Credit or other alternative credit support shall be in an amount not greater than the Sponsor Guaranty for which the Adverse Guarantor Event applies.
(ad)Title Policy. Concurrently with the Initial Capital Contribution Date, the Title Company shall have issued (or the Title Company shall have committed in writing to issue such Title Policy endorsement subject only to payment of the applicable premium, which such premium shall be paid on the Initial Capital Contribution Date pursuant to the Initial Capital Contribution Date Flow of Funds Memorandum provided pursuant to Section 6.1(u)) an ALTA 15.1-06 Non-Imputation-Additional Insured Endorsement to the Title Policy listing the Company and the Class A Equity Investors as additional insureds, an ALTA 40 Tax Credit-Owner’s Policy endorsement, and a date-down endorsement of the Title Policy.
(ae)Loan Documents. No “Event of Default” or material “Default” (in each case, as defined in the Construction Loan Agreement) has occurred and is continuing, except to the extent such material “Default” or “Event of Default” (in each case, as defined in the Construction Loan Agreement) will be cured by the funding of the Initial Class A Capital Contribution and the Initial Class B Capital Contribution.
(af)Initial Class B Capital Contribution. The Class A Equity Investors shall have received evidence that the Class B Equity Investor has paid to the Company the Initial Class B Capital Contribution in immediately available funds (or such Capital Contribution will be made on the Initial Capital Contribution Date pursuant to the Initial Capital Contribution Date Flow of Funds Memorandum provided pursuant to Section 6.1(u)).
(ag)Membership Interest Certificates. Each Class A Member shall have received a certificate of its Membership Interests in accordance with Section 2.9 of the LLC Agreement.
(ah)Incremental Offtake Agreements. (i) If any Incremental Offtake Agreements have been executed by the Project Company, the Class A Equity Investors shall have received copies of the Incremental Offtake Agreements, in form and substance satisfactory to the Class A Equity Investors and duly executed and delivered by the Project Company and the counterparty thereto and (ii) the Base Case Model delivered pursuant to Section 6.1(i) and the Independent Appraisal delivered pursuant to Section 6.1(h) shall each reflect (1) to the extent that any Incremental Offtake Agreements have been executed by the Project Company, the terms of the Incremental Offtake Agreements delivered pursuant to clause (i) and (2) to the extent that all or any portion of the Project’s 806 MW nameplate capacity is not the subject of a PPA or Incremental Offtake Agreement, merchant energy and REC sales for the uncontracted portion of Project nameplate capacity based on the ABB/Ventyx Fall 2022 report for NE-SEMA (or any more recently issued report by ABB/Ventyx for NE-SEMA).

(ai)Hurricane Preparedness Plan. The Class A Equity Investors shall have received a hurricane readiness procedure prepared by the Class B Equity Investor for the Project, in form and substance reasonably acceptable to the Class A Equity Investors and the Independent Engineer (the “Hurricane Preparedness Plan”).
(aj)Material Adverse Effect. Since the ECCA Execution Date, no Material Adverse Effect has occurred and is continuing.
6.2Interim Capital Contribution Date Conditions Precedent. The obligations of the Class A Equity Investors to make an Interim Class A Capital Contribution shall be subject to the satisfaction of each of the conditions set forth below, any of which may be waived in writing, in whole or in part, by the Class A Equity Investors:
(a)Outside Date. The Interim Capital Contribution Date shall not be later than the date that is one month prior to the Outside Date.
(b)Notice of Interim Capital Contribution Date. The Class A Equity Investors shall have received not less than three Business Days’ prior written notice from the Class B Equity Investor of such Interim Capital Contribution Date, which notice shall include (i) the anticipated amount of the Interim Class A Capital Contribution (ii) a certificate of the Independent Engineer referred to in Section 6.2(k) below.
(c)Representations and Warranties. Each of the representations and warranties of the Class B Equity Investor contained in Article III of this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of the Interim Capital Contribution Date (except to the extent that any such representation or warranty is to be made or deemed made only as of another date, which shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of such date).
(d)Material Project Agreements. Copies of all Material Project Agreements that have been executed and delivered after the immediately preceding Capital Contribution Date but on or prior to such Interim Capital Contribution Date shall have been Made Available to the Class A Equity Investors. Each of the Material Project Agreements with respect to the Project shall be in full force and effect, and there shall exist no default that could reasonably be expected to result in termination of such Material Project Agreement. All material amendments to the Material Project Agreements that have been entered into since the immediately preceding Capital Contribution Date (other than amendments and change orders under the Construction Contracts for which the execution thereof would not constitute a “Fundamental Decision” or a “Major Decision” (in each case, as defined in the LLC Agreement)) shall be reasonably acceptable to the Class A Equity Investors.
(e)Flow of Funds; Transaction Expenses. The flow of funds memorandum with respect to the Interim Capital Contribution Date (the “Interim Capital Contribution Date Flow of Funds Memorandum”), substantially in the form attached hereto as Exhibit O-2, shall have been delivered to the Class A Equity Investors, and provide that all Transaction Expenses incurred and invoiced through the Interim Capital Contribution Date have been paid or shall be paid on the Interim Capital Contribution Date in accordance with (and subject to the limitations in) Section 10.2.
(f)Officer’s Certificate. The Class A Equity Investors shall have received an omnibus certificate of an authorized officer of the Class B Equity Investor certifying as to the matters set forth in Section 6.2(c) above.
(g)No Condemnation. No condemnation shall be pending or threatened in writing with respect to the Project that has or could reasonably be expected to have a Material Adverse Effect, unless such event has been remedied or is in the process of being remedied in accordance with a plan approved by the Independent Engineer and is reasonably expected to be remedied by no later than the Outside Date.
(h)No Casualty. No unrepaired casualty shall exist with respect to the Project that has or could reasonably be expected to have a Material Adverse Effect, unless such event has been remedied or is in the process of being remedied in accordance with a plan approved by the Independent Engineer and is reasonably expected to be remedied by no later than the Outside Date.
(i)No Action or Proceeding. (i) Except as set forth on Schedule 3.4 (in each case, as updated in accordance with Section 10.8), no action or proceeding shall have been threatened or instituted in writing against (x) any Sponsor Guarantor or any Governmental Authority with respect to the Project, any of the Assets of any Project Entity or any of the Permits or Departure Approvals set forth on Schedule 3.10 or (y) the Class B Equity Investor, Seller, any Project Entity, Shareco, in each case, that has or could reasonably be expected to have a Material Adverse Effect and (ii) no actions, suits, proceedings, investigations or similar actions shall have been threatened or instituted in writing against the Class B Equity Investor, any Project Entity, Shareco or any Sponsor Guarantor which seek to impair, restrain, prohibit or invalidate any of the Transaction Documents.
(j)No Adverse Guarantor Event. No Adverse Guarantor Event shall have occurred since the immediately prior Capital Contribution Date, unless an Acceptable Guaranty, Acceptable Letter of Credit or other alternative credit support reasonably acceptable to the Class A Equity Investors has been provided by the Class B Equity Investor to replace the Sponsor Guaranty for which the Adverse Guarantor Event applies; provided that (i) the obligations of the Person (or Persons) providing any such Acceptable Guaranty, Acceptable Letter of Credit or other alternative credit support shall be several and not joint with the other Sponsor Guarantors (provided that the obligations of each CI II Guarantor shall be joint and several with the other CI II Guarantors and the obligations of each CI III Guarantor shall be joint and several with the other CI III Guarantors) and (ii) any such Acceptable Guaranty, Acceptable Letter of Credit or other alternative credit support shall be in an amount not greater than the Sponsor Guaranty for which the Adverse Guarantor Event applies.
(k)Independent Engineer’s Interim Capital Contribution Date Certificate. The Class A Equity Investors have received a certificate from the Independent Engineer, substantially in the form of Exhibit D-2, which such certificate shall (1) include actual Mechanical Completion dates for each Turbine that has achieved Mechanical Completion on or before such Interim Capital Contribution Date and (2) either (x) confirm the reasonableness of the Mechanical Completion Schedule delivered on the Initial Capital Contribution Date or the immediately preceding Interim Capital Contribution Date, as applicable, or (y) attach an updated Mechanical Completion Schedule.
(l)Transaction Documents. Each of the Class B Equity Investor, the Seller, the Sponsor Guarantors and the Project Entities shall have performed in all material respects its obligations under the Transaction Documents to which it is a party to be performed on or prior to the Interim Capital Contribution Date.
(m)No Other Interim Capital Contribution Dates in such Calendar Month. There shall not have been an Interim Capital Contribution Date on any other Business Day during such calendar month.
(n)Loan Documents. No “Event of Default” (as defined in the Construction Loan Agreement) has occurred and is continuing, except to the extent such “Event of Default” (as defined in the Construction Loan Agreement) will be cured by the funding of the applicable Interim Class A Capital Contribution and Interim Class B Capital Contribution.
(o)Interim Class B Capital Contribution. The Class A Equity Investors shall have received evidence that the Class B Equity Investor has paid to the Company the Interim Class B Capital Contribution in immediately available funds (or such Capital Contribution will be made on such Interim Capital Contribution Date pursuant to the Interim Capital Contribution Date Flow of Funds Memorandum provided pursuant to Section 6.2(e)).

(p)Material Adverse Effect. Since the Initial Funding Date or, if applicable, the most recent Interim Funding Date, no Material Adverse Effect has occurred and is continuing.
6.3Final Capital Contribution Date Conditions Precedent. The obligations of the Class A Equity Investors to make the Final Class A Capital Contribution shall be subject to the satisfaction of each of the conditions set forth below, any of which may be waived, in whole or in part, by the Class A Equity Investors:
(a)Outside Date. The Final Capital Contribution Date shall not be later than the Outside Date.
(b)Notice of Final Capital Contribution Date. The Class A Equity Investors shall have received not less than five Business Days’ prior written notice from the Class B Equity Investor of the Final Capital Contribution Date.
(c)Substantial Completion; Commercial Operation Date; Placed in Service.
(i)Substantial Completion of the Project shall have occurred, other than delivery of the “Taking Over Certificates” with respect to any “WTGs” (as such terms are defined in the TSA) which constitute Additional Turbines.
(ii)The “Commercial Operation Date” (as defined in each PPA) shall have occurred under each PPA.
(iii)At least 75% of the Turbines for each of “Facility 1” and “Facility 2” (as such terms are defined in the PPAs) shall have been Placed in Service.
(d)Transaction Documents. Each of the Class B Equity Investor, the Seller, the Sponsor Guarantors and the Project Entities shall have performed in all material respects its obligations under the Transaction Documents to which it is a party to be performed on or prior to the Final Capital Contribution Date.
(e)Representations and Warranties. Each of the representations and warranties of the Class B Equity Investor contained in Article III of this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of the Final Capital Contribution Date (except to the extent that any such representation or warranty is to be made or deemed made only as of another date, which shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of such date).
(f)Material Project Agreements. Copies of all Material Project Agreements that have been executed and delivered after the immediately preceding Capital Contribution Date but on or prior to the Final Capital Contribution Date shall have been Made Available to the Class A Equity Investors and shall be reasonably satisfactory to the Class A Equity Investors. Each of the Material Project Agreements with respect to the Project is in full force and effect, and there exists no default that could reasonably be expected to result in termination of such Material Project Agreement. All material amendments to the Material Project Agreements that have been entered into since the immediately preceding Capital Contribution Date (other than amendments and change orders under the Construction Contracts for which the execution thereof would not constitute a “Fundamental Decision” or a “Major Decision” (in each case, as defined in the LLC Agreement)) shall be reasonably acceptable to the Class A Equity Investors.
(g)Cost Segregation Report. The Class A Equity Investors shall have received a copy of the Cost Segregation Report with respect to the Project, which shall have been incorporated into the Base Case Model, with, to the extent not addressed to the Class A Equity Investors, a reliance letter (or its equivalent) with respect thereto for the benefit of the Class A Equity Investors, each in form and substance reasonably acceptable to the Class A Equity Investors.
(h)Independent Appraisal. The Class A Equity Investors shall have received a copy of the Independent Appraisal with respect to the Project, which shall have been incorporated into the

Base Case Model, with, to the extent not addressed to the Class A Equity Investors, a reliance letter (or its equivalent) with respect thereto for the benefit of the Class A Equity Investors, each in form and substance reasonably acceptable to the Class A Equity Investors; provided that any changes to the draft Independent Appraisal delivered pursuant to Section 6.1(h) shall be limited in scope to reflect (i) actual costs incurred for construction of the Project, (ii) solely to the extent that a Specified Tax Law Change occurs, updates to the discounted cash flow (DCF) value of the Project solely resulting from the Specified Tax Law Change (with all of the other variables related to the DCF held constant) and (iii) the estimated fair market value of the Class A Membership Interests on each Purchase Option Closing Date (assuming that the Flip Date has occurred) for purposes of including such amount in an updated Schedule 10.3 to the LLC Agreement (with all other variables in the draft Independent Appraisal delivered pursuant to Section 6.1(h) held constant).
(i)Base Case Model. The Base Case Model shall have been updated pursuant to Section 2.2(a), evidencing satisfaction of the Pricing Parameters to the reasonable satisfaction of Class A Equity Investors and delivered to the Class A Equity Investors together with an update to Schedule 13.2(e) of the LLC Agreement reasonably satisfactory to the Class A Equity Investors.
(j)Transmission Consultant’s Report. The Class A Equity Investors shall have received a copy of a bring-down of the Transmission Consultant’s Report delivered pursuant to Section 5.1(n) or Section 6.1(l), as applicable (including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors), in form and substance reasonably satisfactory to the Class A Equity Investors (including with respect to updates, if any, with respect to any Incremental offtake Agreements).
(k)Independent Engineer’s Report; Independent Engineer’s Final Capital Contribution Date Certificate. The Class A Equity Investors shall have received (i) a copy of a bring-down of the construction supplement to the Independent Engineer’s Report delivered pursuant to Section 6.1(m) (including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors), which shall include the Independent Engineer’s review of the Type Certificate and, subject to Section 6.1(c)(i) of the LLC Agreement, verification of each Major Component for each Turbine (other than the Additional Turbines (if any)), and shall be in form and substance reasonably satisfactory to the Class A Equity Investors and (ii) a certificate from the Independent Engineer, substantially in the form of Exhibit D-3, which such certificate shall (1) attach a schedule identifying each Turbine that has been Placed in Service and has achieved “Taking Over” (as defined in the TSA) as of the Final Capital Contribution Date and (2) confirm that each Additional Turbine (if any) is reasonably expected to be Placed in Service and achieve “Taking Over” (as defined in the TSA) prior to the Outside Date.
(l)Wind Consultant’s Report. The Class A Equity Investors shall have received a copy of a bring-down of the Wind Consultant’s Report delivered pursuant to Section 5.1(p) or Section 6.1(n), as applicable (including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors), in form and substance reasonably satisfactory to the Class A Equity Investors; provided that such bring-down report shall be limited in scope to reflect the updated electrical loss assumption based on an as-built electrical study (with all other variables in the Wind Consultant’s Report delivered pursuant to Section 5.1(p) or Section 6.1(n), as applicable, held constant) so long as none of the following have occurred, as confirmed in writing to the Class A Equity Investors by the Wind Consultant: (i) a change in the location of any Turbine in excess of 500 feet or any other material change to the Project layout, (ii) changes to the power curve if the Turbine Supplier has restated or adjusted the power curve for the Turbines (specifically for the Turbines in the Project) or (iii) known changes in the location of any Turbine in a neighboring wind farm accounted for in the Wind Consultant’s Report delivered pursuant to Section 5.1(p) or Section 6.1(n), as applicable; provided further that if any of the events in sub-clauses (i) through (iii) in the immediately preceding proviso have occurred, then such bring-down report shall be limited in scope to reflect (x) the updated electrical loss assumption based on an as-built electrical study and (y) any of the applicable matters in sub-clauses (i) through (iii) in the immediately preceding proviso that have occurred (with all other variables in the Wind Consultant’s Report delivered pursuant to Section 5.1(p) or Section 6.1(n), as applicable, held constant).
(m)Phase I Environmental Site Assessment Report. (i) If less than one year has elapsed since the date of the site visit, records review, lien search, environmental professional’s declaration, and owner/operator interviews performed for the Phase I Environmental Site Assessment Report delivered pursuant to Section 5.1(q) or, if applicable, the bring-down or new Phase I environmental site assessment delivered pursuant to Section 6.1(o) and either (x) more than 180 days have elapsed since the date of the site visit, records review, lien search, environmental professional’s declaration, and owner/operator interviews performed for the Phase I Environmental Site Assessment Report delivered pursuant to Section 5.1(q) or, if applicable, the bring-down or new Phase I environmental site assessment delivered pursuant to Section 6.1(o), or (y) to the Knowledge of the Class B Equity Investor, there have been changes to the Project that would materially impact the conclusions set forth in the Phase I Environmental Site Assessment Report delivered pursuant to Section 5.1(q), the Class A Equity Investors shall have received a copy of a bring-down of the applicable sections of the Phase I Environmental Site Assessment Report delivered pursuant to Section 5.1(q) or, if applicable, the bringdown or new Phase I environmental site assessment delivered pursuant to Section 6.1(o), or (ii) if one year or more has elapsed since the date of the site visit, records review, lien search, environmental professional’s declaration, and owner/operator interviews performed for the Phase I Environmental Site Assessment Report delivered pursuant to Section 5.1(q) or, if applicable, the bring-down or new Phase I environmental site assessment delivered pursuant to Section 6.1(o), the Class A Equity Investors shall have received a new Phase I environmental site assessment, in each case, including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors and in form and substance reasonably satisfactory to the Class A Equity Investors.
(n)Insurance Consultant’s Report. The Class A Equity Investors shall have received a copy of a bring-down of the report of the Insurance Consultant delivered pursuant to Section 6.1(p) (including reasonably acceptable reliance provisions or a separate reliance letter addressed to the Class A Equity Investors), in form and substance reasonably satisfactory to the Class A Equity Investors (including with respect to updates, if any, with respect to any Incremental offtake Agreements).
(o)Insurance Certificates. The Class A Equity Investors shall have received copies of insurance certificates with respect to the insurance necessary for the Project, as prescribed by the Insurance Consultant and set forth in Schedule 3.11 of this Agreement.
(p)Estoppels. The Class A Equity Investors shall have received estoppels from (i) the Offtakers, the Asset Manager, the Management Services Provider, the Construction Manager, the Operator and the Turbine Supplier, in substantially the forms attached hereto as Exhibits E-1, E-13, E-14, E-15, E-16, and E-17, as applicable, and (ii) the counterparties to the Construction Contracts who have substantially completed their work under the applicable Construction Contract after the Initial Capital Contribution Date but on or before the Final Capital Contribution Date (other than with respect to the HDD Agreement and the Material Project Credit Support Documents), in substantially the forms attached hereto as Exhibits E-1, E-2, E-3, E-4, E-5, E-6, E-7, E-8, E-9, E-10, E-11, and E-12, as applicable; provided that to the extent that an estoppel from a counterparty to a Construction Contract is not available despite the use of commercially reasonable efforts, then this Section 6.3(p) shall be deemed satisfied with respect to such estoppel(s) and Section 8.1(a)(ii) shall apply with respect to such estoppel(s).
(q)Legal Opinions. The Class A Equity Investors shall have received copies of the following, each in form and substance reasonably satisfactory to the Class A Equity Investors: (i) if reasonably requested due to a material change in Law or the Project, a bring down of the legal opinion delivered by Kirkland & Ellis LLP pursuant to Sections 5.1(j)(i) and 6.1(s)(ii); (ii) a bring-down of the legal opinion delivered by Foley Hoag LLP pursuant to Section 6.1(s)(vi), substantially in the form attached as Exhibit N-1; and (iii) a bring-down of the legal opinion delivered by Sidley Austin LLP pursuant to Section 6.1(s)(vii), substantially in the form attached as Exhibit N-2.
(r)Tax Opinion. The Class A Equity Investors shall have received a bringdown of the tax opinion delivered by Milbank LLP in connection with the Initial Capital Contribution Date pursuant to Section 6.1(t) in form and substance satisfactory to the Class A Equity Investors, which opinion shall be limited to addressing any Change in Tax Law or other change in or update to material facts or the circumstances relevant to the tax opinion delivered by Milbank LLP in connection with the Initial Capital Contribution Date pursuant to Section 6.1(t).
(s)Flow of Funds; Transaction Expenses. The flow of funds memorandum with respect to the Final Capital Contribution Date (the “Final Capital Contribution Date Flow of Funds Memorandum”), substantially in the form attached hereto as Exhibit O-3, shall have been delivered to the Class A Equity Investors, and provide that all Transaction Expenses incurred and invoiced through the Final Capital Contribution Date have been paid or otherwise shall be paid on the Final Capital Contribution Date in accordance with (and subject to the limitations in) Section 10.2.
(t)No Change in Tax Law. No Change in Tax Law or Proposed Change in Tax Law shall have occurred since the Initial Capital Contribution Date that has not been reflected in the Adjusted Base Case Model in a manner reasonably satisfactory to the Class A Equity Investors.
(u)Permits. Copies of all Applicable Permits and Departure Approvals for the Project which were obtained after the Initial Capital Contribution Date, but on or prior to the Final Capital Contribution Date, shall have been Made Available to the Class A Equity Investors. Each such Applicable Permit and Departure Approval shall have been validly issued or made and shall be in full force and effect, except for those not yet required to be obtained as of the Final Capital Contribution Date.
(v)MBR Authority. The Project Company shall have received an order from FERC granting it MBR Authority (which may be in the form of a letter order accepting the Project Company’s application for MBR Authority for filing), and such order shall be final and in full force and effect.
(w)EWG Status. The Project Company shall have self-certified with FERC as an EWG, and such self-certification shall be in full force and effect.
(x)Officer’s Certificate. The Class A Equity Investors shall have received an omnibus certificate of an authorized officer of the Class B Equity Investor certifying as to the matters set forth in Section 6.3(e) above.
(y)No Condemnation. No condemnation shall be pending or threatened in writing with respect to the Project, unless (i) such event could not reasonably be expected to have a Material Adverse Effect or (ii) (A) such event has been remedied or is in the process of being remedied in accordance with a plan and budget approved by the Independent Engineer and is reasonably expected to be remedied by no later than the date that is 60 days prior to the Outside Date and (B) the Project Company has funded a reserve account in an amount greater than or equal to 125% of the aggregate amount that is estimated, as of the Final Capital Contribution Date, to be required to be paid after the Final Capital Contribution Date in connection with remedying such condemnation event.
(z)No Casualty. No unrepaired casualty shall exist with respect to the Project, unless (i) such event could not reasonably be expected to have a Material Adverse Effect or (ii) (A) such event has been remedied or is in the process of being remedied in accordance with a plan and budget approved by the Independent Engineer and is reasonably expected to be remedied by no later than the date that is 60 days prior to the Outside Date and (B) the Project Company has funded a reserve account in an amount greater than or equal to 125% of the aggregate amount that is estimated, as of the Final Capital Contribution Date, to be required to be paid after the Final Capital Contribution Date in connection with remedying such casualty event.

(aa)No Action or Proceeding. (i) Except as set forth on Schedule 3.4(in each case, as updated in accordance with Section 10.8), no action or proceeding shall have been threatened or instituted in writing against (x) any Sponsor Guarantor or any Governmental Authority with respect to the Project, any of the Assets of any Project Entity or any of the Permits or Departure Approvals set forth on Schedule 3.10 or (y) the Class B Equity Investor, Seller, any Project Entity, Shareco, in each case, that has or could reasonably be expected to have a Material Adverse Effect and (ii) no actions, suits, proceedings, investigations or similar actions shall have been threatened or instituted in writing against the Class B Equity Investor, any Project Entity, Shareco or any Sponsor Guarantor which seek to impair, restrain, prohibit or invalidate any of the Transaction Documents.
(ab)No Adverse Guarantor Event. No Adverse Guarantor Event shall have occurred since the immediately prior Capital Contribution Date, unless an Acceptable Guaranty, Acceptable Letter of Credit or other alternative credit support reasonably acceptable to the Class A Equity Investors has been provided by the Class B Equity Investor to replace the Sponsor Guaranty for which the Adverse Guarantor Event applies; provided that (i) the obligations of the Person (or Persons) providing any such Acceptable Guaranty, Acceptable Letter of Credit or other alternative credit support shall be several and not joint with the other Sponsor Guarantors (provided that the obligations of each CI II Guarantor shall be joint and several with the other CI II Guarantors and the obligations of each CI III Guarantor shall be joint and several with the other CI III Guarantors) and (ii) any such Acceptable Guaranty, Acceptable Letter of Credit or other alternative credit support shall be in an amount not greater than the Sponsor Guaranty for which the Adverse Guarantor Event applies.
(ac)Financial Statements. The Class A Equity Investors shall have received (i) the most recently available unaudited interim monthly balance sheets of each Project Entity and Shareco, (ii) the most recently available quarterly unaudited financial statements and annual audited financial statements of each Project Entity and (iii) the most recent annual audited financial statements and quarterly unaudited financial statements of the Sponsor Guarantors prepared in accordance with the Accounting Standard, together with a certificate from an authorized officer of the applicable Sponsor Guarantor that such financial statements present fairly in all material respects the financial position and results from operations of such Sponsor Guarantor and its consolidated subsidiaries as of the applicable date thereof and for the periods then ended, subject to, in the case of such unaudited interim financial statements, normal year-end audit adjustments and the absence of footnotes; provided that, if (X) any such entity files an annual report on Form 10-K (or any similar or successor forms) with the United States Securities and Exchange Commission (or any successor entity), the applicable annual audited financial statements shall be deemed to have been received by the Class A Equity Investors for purposes of this clause (iii) and (Y) any such entity files a quarterly report on Form 10-Q (or any similar or successor forms) with the United States Securities and Exchange Commission (or any successor entity), the applicable quarterly unaudited financial statements shall be deemed to have been received by the Class A Equity Investors for purposes of this clause (iii).
(ad)Title Policy. The Class A Equity Investors shall have received a date-down endorsement of the Title Policy (or the Title Company shall have committed in writing to issue the date-down endorsement subject only to payment of the applicable premium, which such premium shall be paid on the Final Capital Contribution Date pursuant to the Final Capital Contribution Date Flow of Funds Memorandum provided pursuant to Section 6.3(s)).
(ae)Construction Loan Payoff Letter; Release of Liens. The Class A Equity Investors shall have received (i) a payoff letter, substantially in the form of Exhibit K (the “Construction Loan Payoff Letter”), confirming that all Encumbrances granted to or held by any “Secured Party” (as defined in the Construction Loan Agreement) in the Project, the Project Entities, Shareco and all of their Assets shall be released on the Final Capital Contribution Date, and each of the conditions to the “Effective Time” (as defined in the Construction Loan Payoff Letter) shall have been satisfied or shall be satisfied concurrently with the Final Class A Capital Contribution in accordance with the Final Capital Contribution Date Flow of Funds Memorandum, and (ii) copies of the draft Uniform

Commercial Code termination statements, as described in the Construction Loan Payoff Letter, which shall be filed by counsel to the Class B Equity Investor on the Final Capital Contribution Date.
(af)Lien Waivers. The Class B Equity Investor has Made Available copies of lien waivers in form and substance reasonably satisfactory to the Class A Equity Investors from the counterparties to the Construction Contracts that the Project Company has received in accordance with the applicable Construction Contract, in connection with all amounts previously paid or payable on the Final Capital Contribution Date by the Project Company, which lien waivers may be conditional in the case of any amounts then payable (but not yet due) on the Final Capital Contribution Date. For the avoidance of doubt, if a lien waiver is delivered substantially in the form attached to the applicable Construction Contract, it shall be deemed reasonably satisfactory to the Class A Equity Investors.
(ag)Completion Reserve Amount. Concurrently with the transactions contemplated on the Final Capital Contribution Date, the Completion Reserve Account shall have been funded such that the balance on deposit therein (together with any Acceptable Guaranty or Acceptable Letter of Credit standing exclusively to the credit thereof) is equal to the Completion Reserve Amount.
(ah)Type Certificate. The Class A Equity Investors shall have received, with respect to each Turbine (including each Additional Turbine), a copy of a “type certificate” from an accredited certification agent reasonably acceptable to the Class A Equity Investors (the “Type Certificate”).
(ai)Final Class B Capital Contribution. The Class A Equity Investors shall have received evidence that the Class B Equity Investor has paid to the Company the Final Class B Capital Contribution in immediately available funds (or such Capital Contribution will be made on such Final Capital Contribution Date pursuant to the Final Capital Contribution Date Flow of Funds Memorandum provided pursuant to Section 6.3(s)). For the avoidance of doubt, the Final Class B Capital Contribution may include any deemed fundings resulting from the conversion of the “Loans” (as defined under the Construction Loan Agreement) into the “Term Loans” (as defined in each of the Term Loan Agreements).
(aj)Incremental Offtake Agreements. (i) If any Incremental Offtake Agreements have been executed by the Project Company since the Initial Capital Contribution Date or if any Incremental Offtake Agreements that were executed prior to the Initial Capital Contribution Date have been amended, modified, supplemented or terminated, the Class A Equity Investors shall have received copies of the Incremental Offtake Agreements duly executed and delivered by the Project Company and the counterparty thereto or evidence of such amendment, modification, supplement or termination, as applicable, in each case in form and substance satisfactory to the Class A Equity Investors and (ii) the Base Case Model delivered pursuant to Section 6.3(i) shall reflect (1) the terms of the Incremental Offtake Agreements and amendments, supplements, modifications or terminations (in each case, if any) delivered pursuant to clause (i) and (2) to the extent that all or any portion of the Project’s 806 MW nameplate capacity is not the subject of a PPA or Incremental Offtake Agreement, merchant energy and REC sales for the uncontracted portion of Project nameplate capacity based on the ABB/Ventyx Fall 2022 report for NE-SEMA (or any more recently issued report by ABB/Ventyx for NE-SEMA).
(ak)Material Adverse Effect. Since the most recent Interim Funding Date, no Material Adverse Effect has occurred and is continuing.
(al)CI II and CI III Specified Casualty Event Contribution LCs. The Class A Members shall have received the CI II Specified Casualty Event Contribution LCs and the CI III Specified Casualty Event Contribution LCs, which shall be substantially in the form attached hereto as Exhibit Q-2b.
6.4ALTA/NSPS Surveys. On or before 120 days after the Final Capital Contribution Date, the Class B Equity Investor shall deliver to the Class A Equity Investors the final as-built ALTA/NSPS survey of the Onshore Project Site (other than the portion of the Onshore Project Site leased by the Project Company pursuant to the New Bedford Terminal Lease) showing the asbuilt locations of the Project’s improvements on such portion of the Onshore Project Site in form and substance reasonably satisfactory to the Class A Equity Investors (the “Final As-Built ALTA Survey”).
6.5Mechanical Completion Notice. Each month during the period commencing on the Initial Capital Contribution Date and ending on the earlier of (a) the date that the last such certificate is delivered with respect to the last Turbine included in the Project to achieve Mechanical Completion and (b) the Outside Date, the Class B Equity Investor shall deliver to the Class A Equity Investors a certificate substantially in the form of Exhibit L, signed by an authorized officer of the Class B Equity Investor, and countersigned by the Independent Engineer, identifying each Turbine (if any) that (x) actually achieved Mechanical Completion in the prior month (together with a reconciliation comparison to the Mechanical Completion Schedule delivered with respect to such prior month) or (y) is reasonably expected to achieve Mechanical Completion in the following month (a “Mechanical Completion Notice”).
6.6Placed in Service Notice. During the period commencing on the Initial Capital Contribution Date and ending on the earlier of (i) the date that the last Turbine included in the Project is Placed in Service and (ii) the Outside Date, the Class B Equity Investor agrees to deliver, or caused to be delivered to the Class A Equity Investors, the following notices at the times indicated below:
(a)Monthly, within three Business Days before the end of the month, the Class B Equity Investor shall provide the Class A Equity Investors with written notice of any Turbine included in the Project that is anticipated to be Placed in Service in the following month.
(b)During the first, second and third quarters of each Fiscal Year, the Class B Equity Investor shall promptly, but in no event later than three Business Days prior to the end of each such calendar quarter, provide the Class A Equity Investors with written notice of any Turbine included in the Project that has been Placed in Service.
(c)During each calendar month within the fourth quarter of each Fiscal Year, the Class B Equity Investor shall promptly, but in no event later than three Business Days prior to the end of each such calendar month, provide the Class A Equity Investors with written notice of any Turbine included in the Project that has been Placed in Service.
(d)Promptly following date on which the first Turbine (or Turbines) has achieved Hot Commissioning and, in any event, no later than December 1, 2023, the Class B Equity Investor shall seek written confirmation (the “Hot Commissioning Tax Confirmation”) from the Accounting Firm that the date of Hot Commissioning for such Turbine (or Turbines) is the correct placed in service date for U.S. federal income tax purposes for such Turbine (or Turbines). If the Class B Equity Investor has not provided the Hot Commissioning Tax Confirmation to the Class A Equity Investors on or prior to December 1, 2023, then the Class B Equity Investor shall update the Base Case Model to reflect the dates that Turbines have been Placed in Service rather than the dates that Turbines have achieved Hot Commissioning. The Class A Equity Investors acknowledge and agree that the written notices described in clauses (b) and (c) of this Section 6.6 may be included in the Construction Reports delivered to the Class A Equity Investors pursuant to Section 9.5(c)(i) of the LLC Agreement.
ARTICLE VII
CONDITIONS TO OBLIGATIONS OF THE CLASS B EQUITY INVESTOR
7.1Initial Capital Contribution Date Conditions Precedent. The obligations of the Class B Equity Investor to consummate the transactions on the Initial Capital Contribution Date shall be subject to the satisfaction or waiver by the Class B Equity Investor of each of the following conditions:
(a)Transaction Documents. The LLC Agreement and each of the Sponsor Guaranties have been executed by the Class A Equity Investors and delivered to the Class B Equity Investor.
(b)Representations and Warranties. Each of the representations and warranties of the Class A Equity Investors in this Agreement and of each of the Class A Equity Investors and their Affiliates in any other Transaction Document shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of the Initial Capital Contribution Date (except to the extent that any such representation or warranty is to be made or deemed made only as of another date, which shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect orany similar qualification or exception, which shall be true and correct in all respects) as of such date).
(c)No Governmental Action. No action or proceeding has been instituted in writing by any Governmental Authority against a Class A Equity Investor which seeks to impair, restrain, prohibit or invalidate the transactions contemplated by any of the Transaction Documents.
(d)Base Case Model. The Base Case Model shall have been updated pursuant to Section 2.2(a) to the reasonable satisfaction of the Class B Equity Investor.
(e)Initial Class A Capital Contribution. The Class B Equity Investor shall have received evidence that each of the Class A Equity Investors have paid to the Company the Initial Class A Capital Contribution in immediately available funds (or such Capital Contribution will be made on the Initial Capital Contribution Date pursuant to the Initial Capital Contribution Date Flow of Funds Memorandum provided pursuant to Section 6.1(u)).
7.2Interim Capital Contribution Date Conditions Precedent. The obligations of the Class B Equity Investor to consummate the transactions on each Interim Capital Contribution Date shall be subject to the satisfaction of each of the conditions set forth below, any of which may be waived, in whole or in part, by the Class B Equity Investor:
(a)Representations and Warranties. Each of the representations and warranties of the Class A Equity Investors in this Agreement and of each of the Class A Equity Investors and their Affiliates in any other Transaction Document shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of the Interim Capital Contribution Date (except to the extent that any such representation or warranty is to be made or deemed made only as of another date, which shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of such date).
(b)Interim Class A Capital Contribution. The Class B Equity Investor shall have received evidence that each of the Class A Equity Investors have paid to the Company the Interim Class A Capital Contribution in immediately available funds (or such Capital Contribution will be made on such Interim Capital Contribution Date pursuant to the Interim Capital Contribution Date Flow of Funds Memorandum provided pursuant to Section 6.2(e)).
7.3Final Capital Contribution Date Conditions Precedent. The obligations of the Class B Equity Investor to consummate the transactions on the Final Capital Contribution Date shall be subject to the satisfaction of each of the conditions set forth below, any of which may be waived, in whole or in part, by the Class B Equity Investor:
(a)Representations and Warranties. Each of the representations and warranties of the Class A Equity Investors in this Agreement and of each of the Class A Equity Investors and their Affiliates in any other Transaction Document shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of the Final Capital Contribution Date (except to the extent that any such representation or warranty is to be made or deemed made only as of another date, which shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, Material Adverse Effect or any similar qualification or exception, which shall be true and correct in all respects) as of such date).

(b)No Governmental Action. No action or proceeding has been instituted in writing by any Governmental Authority against a Class A Equity Investor which seeks to impair, restrain, prohibit or invalidate the transactions contemplated by any of the Transaction Documents.
(c)Base Case Model. The Base Case Model shall have been updated pursuant to Section 2.2(a) to the reasonable satisfaction of the Class B Equity Investor.
(d)Final Class A Capital Contribution. The Class B Equity Investor shall have received evidence that each of the Class A Equity Investors have paid to the Company the Final Class A Capital Contribution in immediately available funds (or such Capital Contribution will be made on the Final Capital Contribution Date pursuant to the Final Capital Contribution Date Flow of Funds Memorandum provided pursuant to Section 6.3(s)).
ARTICLE VIII
INDEMNIFICATION
8.1Indemnification by the Class B Equity Investor.
(a)Subject to the terms and conditions of this Article VIII, without limiting any rights under the Sponsor Guaranties or any Qualified Replacement Sponsor Guaranty, the Class B Equity Investor shall indemnify, defend, reimburse and hold harmless each Class A Equity Investor and their respective parent or subsidiary companies, partners and other Affiliates, and their respective officers, directors, members, employees, attorneys, contractors and agents (collectively, the “Class A Equity Investor Indemnitees” and, individually, a “Class A Equity Investor Indemnitee”), from and against any and all Claims of any nature whatsoever (collectively, “Damages”), asserted against, resulting to, imposed upon, or incurred by a Class A Equity Investor Indemnitee, directly or indirectly, by reason of, arising out of or resulting from (i) any failure, breach or inaccuracy of any representations or warranties made by the Class B Equity Investor and any breach by the Class B Equity Investor of any covenant, obligation or agreement, in each case contained in this Agreement, the Fee Letter or any certificate delivered hereunder or thereunder (collectively, “Class A ECCA Claims”), (ii) any unpaid amounts or defaults under the applicable Construction Contract, the absence of which would have been confirmed by a counterparty in a Specified Estoppel, had such Specified Estoppel, in the form attached to this Agreement, been executed and delivered on the Initial Capital Contribution Date or Final Capital Contribution Date, as applicable (collectively, “Specified Estoppel Claims”), (iii) any action, suit or proceeding by or before any Governmental Authority that is pending as of the Final Capital Contribution Date challenging any federal Permit or Departure Approval of the Project, including that certain Notice of Approval of Construction and Operations Plan (COP) and Project Easement, dated as of July 15, 2021, in respect of the Project (collectively, “Specified COP Claims”) and (iv) the Specified LA Proceeding (collectively, “Specified ILA Claims” and together with the Class A ECCA Claims, Specified Estoppel Claims and Specified COP Claims, “Class A Equity Investor Claims”); provided that the Class B Equity Investor will not have any indemnification obligations for Damages for (x) Specified Estoppel Claims from and after the applicable Specified Estoppel Satisfaction Date, (y) Specified COP Claims (1) if no such action, suit or proceeding challenging any federal Permit or Departure Approval of the Project is pending as of the Final Capital Contribution Date or (2) in the event any such action, suit or proceeding challenging any federal Permit or Departure Approval of the Project is pending as of the Final Capital Contribution Date, from and after the date that all such actions, suits or proceedings have been finally determined with no further liability to the Project Company and (z) Specified ILA Claims (1) if the Specified ILA Proceeding is not pending as of the Final Capital Contribution Date or (2) in the event the Specified ILA Proceeding is pending as of the Final Capital Contribution Date, from and after the date that the Specified ILA Proceeding has been finally determined with no further liability to the Project Company.
(b)For the sole purpose of determining whether a failure, breach or inaccuracy of Section 3.24 (No Casualty) and Section 3.25 (No Condemnation) has occurred (and not for determining whether or not a condition precedent has been satisfied), the representations and warranties of Class B Equity Investor in Section 3.24 (No Casualty) and Section 3.25 (No Condemnation) in this Agreement shall be deemed to be qualified by materiality, rather than Material Adverse Effect.
8.2Limitations on Liability. The obligations of the Class B Equity Investor under Section 8.1 shall be subject to the following limitations:
(a)Threshold Amount. No claim for indemnification under this Article VIII may be made by any Class A Equity Investor Indemnitee (other than (i) those related to fraud, gross negligence or willful misconduct and (ii) Specified COP Claims) unless and until the aggregate amount of Damages subject to such claim for indemnification, together with all prior claims by such Class A Equity Investor Indemnitee and other members of such Class A Equity Investor Indemnitee group equals or exceeds $1,000,000 in the aggregate (the “Threshold”); provided that, for purposes of clarification, once the Threshold is crossed and any claim for indemnification is agreed or determined, the Class B Equity Investor shall be obligated to pay the Class A Equity Investor Indemnitees from the first Dollar of Damages.
(b)Duration of Representations and Warranties. All representations and warranties made by the Class B Equity Investor shall survive only for eighteen months from the earlier of the Final Capital Contribution Date or the Outside Date, except that representations and warranties (i) under Section 3.1 (Organization and Good Standing), Section 3.2 (Authority; Execution and Delivery; Enforceability), Section 3.5 (Ownership), Section 3.6 (Valid Interests) and Section 3.19 (Brokers) (the “Fundamental Reps”) shall survive indefinitely, (ii) under Section 3.16 (Tax Matters) shall survive until the date that is 60 days after the expiration of the statute of limitations on any IRS audit of the Company tax year for which such item is relevant and (iii) under Section 3.9 (Environmental Matters) shall survive for three years from the earlier of the Final Capital Contribution Date or the Outside Date.
(c)Submission of Claims. Any Claim by a Party for an indemnity or Damages based on a misrepresentation by another Party hereto must be made in writing within the respective survival periods set forth in Section 8.2(b) above. The Class A Equity Investor Indemnitees shall pursue recourse for Class A Equity Investor Claims under the Sponsor Guaranties concurrently with any claims on the Class B Equity Investor hereunder.
(d)No Punitive or Consequential Damages. Except to the extent constituting Third-Party Claims as set forth in Section 8.3, no Party or any of its respective officers, members, shareholders, partners, principals, Affiliates, agents, subcontractors, vendors or employees shall be liable for punitive, consequential or exemplary losses or damages of any nature (including damages for lost profits or revenues or the loss or use of such profits or anticipated revenue, cost of capital, loss of goodwill, damages to reputation or damages for lost opportunities, except to the extent that any of the foregoing constitutes direct damages), or any other special or incidental damages, regardless of whether said Claim is based upon contract, warranty, tort (including negligence and strict liability) or other theory of Law; provided that to the extent ITCs are reduced, recaptured, disallowed or lost as a result of representations and warranties made by the Class B Equity Investor being false in any respect when made or deemed made, or the breach of any covenant, obligation or agreement by the Class B Equity Investor, the value of such reduced, recaptured, disallowed or lost ITCs shall not constitute punitive, consequential or exemplary losses or damages.
(e)Overall Limitation on Liability. The total maximum liability of the Class B Equity Investor to all Class A Equity Investor Indemnitees under this Article VIII with respect to Damages for any Class A Equity Investor Claims (other than Class A Equity Investor Claims by reason of or resulting from any breach or inaccuracy of Fundamental Reps or from fraud, gross negligence or willful misconduct of the Class B Equity Investor)) shall not exceed in the aggregate (i) 100% of the aggregate amount of the Capital Contributions actually contributed by the Class A Equity Investors under this Agreement and the Class A Members under the LLC Agreement, less (ii) amounts previously paid with respect to indemnification obligations under any Transaction Document to the Class A Equity Investor Indemnitees.

(f)Capital Contribution Adjustment. Any indemnity payment or payment of Damages shall be “grossed up” for income taxes that the recipient will have to pay on the payment, taking into account the net present value of Tax benefits (calculated at a discount rate equal to the Target IRR, assuming the Highest Marginal Rate applies to the recipient) reasonably expected to be realized as a result of the payment (assuming that each recipient will have sufficient taxable income for U.S. federal income tax purposes to fully utilize on a current basis any such Tax benefits as a result of payment) and the amount of any tax required to be paid by the recipient on the receipt or accrual of the additional amount required to be added to such payment under this Article VIII, assuming the Highest Marginal Rate applies to the recipient; provided that any indemnity payment or payment of Damages shall be treated as a return of capital, and, accordingly, no “gross-up” shall be payable, if the Class B Equity Investor provides an opinion reasonably acceptable to the Class A Equity Investors at a “should” level or higher from a nationally recognized tax counsel mutually acceptable to both the Class A Equity Investors and the Class B Equity Investor that such indemnity payment or payment of Damages may be treated as a return of capital or basis. If the tax position supported by such tax opinion is subsequently disallowed by the IRS or another relevant taxing authority, the Class B Equity Investor shall promptly pay the gross-up amount described in the preceding sentence to the applicable Class A Equity Investor Indemnitees. This paragraph shall not be construed to require any indemnified party to make available its Tax Returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)Excluded Events. Notwithstanding the foregoing, in no event shall the Class B Equity Investor or any Class B Member be required to indemnify the Class A Equity Investors for any loss of any ITC or other Tax Benefits to the extent such loss is the result of: (i) a change in applicable Law (including any Change in Tax Law); (ii) the failure of any Fixed Tax Assumption to be true, except to the extent such Fixed Tax Assumption is inaccurate as a result of (1) the inaccuracy, failure or breach of any representation or warranty, or breach of any covenant, obligation or agreement, of a Class B Member or any Affiliate of a Class B Member in any Transaction Document or any other Contract between any Affiliate of a Class B Member and a Project Entity (except for any action taken at the direction of, or with the prior written consent of, the Class A Members) or (2) the filing of a federal income tax return that is inconsistent with any such Fixed Tax Assumption, unless such return is a Specified Inconsistent Return; or (iii) the failure, breach or inaccuracy of any representations or warranties made by the applicable Class A Equity Investor or any breach by the Class A Equity Investor of any covenant, obligation or agreement contained in this Agreement or in the LLC Agreement.
(h)Mitigation. A Class A Equity Investor Indemnitee shall mitigate its Damages relating to a Claim as required under applicable Law. Any insurance proceeds or other cash settlement or recovery amounts received by third parties as an offset against such Damages recovered in connection with such mitigation efforts (collectively, “Third-Party Recoveries”) shall reduce the amount of Damages required to be paid; provided that any such Third-Party Recoveries shall not prejudice any claim against the Class B Equity Investor, whether through subrogation or otherwise, by an insurer of a Class A Equity Investor Indemnitee for reimbursement of such amounts.
(i)Subsequent Recoveries. If, at any time subsequent to the Class B Equity Investor having made full payment of a Class A Equity Investor Claim under Section 8.1, the Class A Equity Investor Indemnitee shall, within fifteen days after receipt thereof, repay an amount equal to such Third-Party Recoveries less any out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by such Class A Equity Investor Indemnitee in seeking such Third-Party Recoveries up to the aggregate amount of the payments made by the Class B Equity Investor to such Class A Equity Investor Indemnitee. If any portion of Damages to be reimbursed by the Class B Equity Investor have been covered, in whole or in part, by Third-Party Recoveries, the Class A Equity Investor Indemnitee shall promptly give notice thereof to the Class B Equity Investor.

(j)Contribution. Anything to the contrary herein notwithstanding, the Class B Equity Investor shall not have any right to seek contribution from any Project Entity or Shareco with respect to all or any part of its indemnification obligations under Section 8.1.
8.3Procedures for Indemnification With Respect to Third-Party Claims.
(a)Notice of Third-Party Claims. If any legal proceedings shall be instituted or any claim or demand shall be asserted by any third party (each, a “Third-Party Claim”) in respect of which indemnification may be sought by any Class A Equity Investor Indemnitee under this Article VIII, such Class A Equity Investor Indemnitee shall, as soon as practicable after the actual receipt thereof by a responsible officer, cause written notice of such legal proceedings or the assertion of such Third-Party Claim to be forwarded to the Class B Equity Investor, specifying the nature of such legal proceedings or Third-Party Claim and the amount or the estimated amount thereof to the extent then determinable, which estimate shall not be binding upon the Class A Equity Investor Indemnitee; provided that the failure of a Class A Equity Investor Indemnitee to give timely notice shall not affect its rights to indemnification under Section 8.1, except to the extent that the Class B Equity Investor has been actually prejudiced by such failure.
(b)Access to Counsel and Settlement. So long as the Class B Equity Investor has acknowledged in writing to the applicable Class A Equity Investor Indemnitees that it is liable for such Third-Party Claim, the Class B Equity Investor shall be entitled to participate in and unless (i) in the reasonable judgment of the applicable Class A Equity Investor Indemnitees a conflict of interest between it and the Class B Equity Investor exists or could be reasonably likely to exist in respect of such Third-Party Claim, (ii) such Third-Party Claim entails a risk of criminal penalties or civil fines or non-monetary sanctions being imposed on the applicable Class A Equity Investor Indemnitees or (iii) such Third-Party Claim involves any tax contest or dispute involving any Class A Equity Investor or any Affiliate thereof (which shall be governed by Section 9.8 of the LLC Agreement), assume, at its expense, the defense thereof with counsel reasonably satisfactory to such Class A Equity Investor Indemnitees. If the Class B Equity Investor (1) cannot assume the Claim as a result of the conditions set forth in clause (i), (ii) or (iii) above, (2) advises the applicable Class A Equity Investor Indemnitees that it will not assume the defense of such Third-Party Claim or (3) fails, within 30 days of receipt of notice of the Class A Claim or notice of the Third Party Claim, to notify, in writing, the applicable Class A Equity Investor Indemnitees of such assumption (or discontinues its defense at any time after it commences such defense), the applicable Class A Equity Investor Indemnitees will be entitled to assume the defense of such Third-Party Claim with counsel of its own choice, at the expense of the Class B Equity Investor. If the Third-Party Claim is asserted against both the Class B Equity Investor and the applicable Class A Equity Investor Indemnitees and (x) there is a conflict of interest which renders it inappropriate for the same counsel to represent both the Class B Equity Investor and the applicable Class A Equity Investor Indemnitees or (y) such Third-Party Claim could reasonably be expected to result in the imposition of criminal liability, the Class B Equity Investor will be responsible for paying for separate counsel for the applicable Class A Equity Investor Indemnitees; provided, however, that if there is more than one Class A Equity Investor Indemnitee, the Class B Equity Investor will not be responsible for paying for more than one separate firm of attorneys to represent the applicable Class A Equity Investor Indemnitees, regardless of the number of Class A Equity Investor Indemnitees, unless the nature of the Third-Party Claim presents a conflict of interest among the Class A Equity Investor Indemnities, which renders it inappropriate or impossible for the same counsel to represent each of the applicable Class A Indemnitees, in which case, each such Class A Indemnitee shall have the right to retain separate counsel at the expense of Class B Members. If the Class B Equity Investor elects to assume the defense of such Third-Party Claim, (A) no compromise or settlement thereof may be effected by the Class B Equity Investor without the applicable Class A Equity Investor Indemnitees’ prior written consent (which will not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the Class B Equity Investor and (B) the Class B Equity Investor shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which will not be unreasonably withheld).
(c)Payment Upon Final Judgment. After final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom (other than appeals to the United States Supreme Court), or a settlement shall have been consummated, or the applicable Class A Equity Investor Indemnitees and the Class B Equity Investor shall have arrived at a mutually binding agreement with respect to each separate matter indemnified by the Class B Equity Investor, the applicable Class A Equity Investor Indemnitees shall forward to the Class B Equity Investor notice of any sums due and owing by the Class B Equity Investor with respect to such matter, and such amount shall be paid as provided in Section 8.5.
(d)Assistance with Defense of Claims. If any claim is made by a third party against a Class A Equity Investor Indemnitee, the Class A Equity Investor Indemnitee shall use commercially reasonable efforts to make available to the Class B Equity Investor those partners, members, officers and employees whose assistance, testimony or presence is necessary to assist the Class B Equity Investor in evaluating and in defending such claims; provided that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the business of the applicable Class A Equity Investor Indemnitees.
8.4Exclusivity. Without limiting any Class A Equity Investor Indemnitee’s rights under the Sponsor Guaranties or the other Transaction Documents or for any equitable remedy, the Parties hereto agree that, in relation to any breach, default or nonperformance of any representation, warranty, covenant or agreement made pursuant to this Agreement, the only relief and remedy available to the Class A Equity Investor Indemnitees for the recovery of monetary damages in respect of said breach, default or nonperformance shall be Damages, as limited pursuant to this Article VIII or otherwise hereunder.
8.5Payment of Indemnification Claims. All claims for indemnification (including the payment of Damages) shall be paid by the Class B Equity Investor in immediately available funds in Dollars. Payments for indemnification claims shall be made promptly after any final determination (that is not subject to appeal (other than appeals to the United States Supreme ourt)) of the amount of such claim is made by a court of competent jurisdiction (or by agreement of the Class B Equity Investor and the Class A Equity Investor Indemnitee involved).
8.6No Duplication. The Parties, for themselves, their Affiliates, successors and permitted assigns agree that, notwithstanding anything to the contrary herein or in any other agreement, any liability for indemnification under this Article VIII shall be without duplication of recovery of amounts payable under this Agreement, the LLC Agreement, the PSA or the Sponsor Guaranties.
ARTICLE IX
TERMINATION; CLASS A WITHDRAWAL
9.1Termination. Without limiting the ability of the Parties to exercise any right or remedy to which any of them is entitled hereunder or under any of the Transaction Documents, the Parties’ obligations under this Agreement may be terminated:
(a)by the mutual written consent of the Class B Equity Investor and the Class A Equity Investors;
(b)by either the Class B Equity Investor or the Class A Equity Investors, if the Final Capital Contribution Date has not been consummated by the close of business on the Outside Date; provided that such Party will not have the right to terminate this Agreement if the applicable conditions to the Final Capital Contribution Date have not been satisfied due to a breach by such Party of its representations, warranties and covenants under this Agreement;
(c)upon the occurrence of the Class A Withdrawal Date;
(d)by the Class B Equity Investor, upon ten days’ prior written notice to the Class A Equity Investors, in the event that one or more Class A Equity Investors are in breach of their respective obligations to make their respective Initial Class A Capital Contribution and such breach has not been cured (including by a Funding Class A Equity Investor in accordance with Section 2.1(e)(ii) or by a Replacement Class A Equity Investor) within such ten-day period, but only if the Class B Equity Investor is not in breach in any material respect of its covenants or agreements contained in this Agreement and subject to a return of all Capital Contributions made by any Funding Class A Equity Investor; and
(e)by either the Class B Equity Investor or the Class A Equity Investors, upon 30 days’ prior written notice to the other Parties, in the event the Class B Equity Investor or the Company (with respect to a termination by the Class A Equity Investors) or a Class A Equity Investor (with respect to a termination by the Class B Equity Investor) is in breach of a covenant or agreement contained in this Agreement (other than with respect to the making of Capital Contributions as described in clause (d) above), and such breach has not been cured during such 30-day period, or such longer period of time as is reasonably necessary to cure such breach; provided, however, that the Party seeking termination pursuant to this clause (e) must not be in breach in any material respect of its covenants or agreements contained in this Agreement.
9.2Procedure and Effect of Termination; Survival.
(a)The Party desiring to terminate this Agreement pursuant to Section 9.1(b), Section 9.1(d) or Section 9.1(e), shall give written notice of such termination to the other Parties in accordance with Section 10.1, specifying the provision hereof pursuant to which such termination is effected.
(b)If this Agreement is terminated pursuant to Section 9.1, then this Agreement shall become void and of no effect with no liability on the part of any Party to the extent of such termination, except that (i) the agreements contained in Article VIII, this Section 9.2(b), Section 9.3, Article X and the obligations of the Class B Equity Investor under the Fee Letter shall each survive the termination, and (ii) no such termination shall relieve any Party of any liability or Damages or affect the rights of the other Party to indemnification pursuant to Article VIII; provided that, with respect to clause (ii), if the Agreement is terminated prior to the Initial Capital Contribution Date, the Class B Equity Investor’s liability for any breach of this Agreement shall be limited to the payment of Transaction Expenses incurred by the Class A Equity Investors pursuant to (and subject to the limitations in) Section 10.2 through the effective date of such termination.
9.3Class A Withdrawal.
(a)If (i) the Initial Capital Contribution Date has occurred, (ii) the Final Capital Contribution Date has not occurred by the Outside Date and (iii) no string of Turbines has been Placed in Service by the Outside Date (a “Class A Withdrawal Trigger Event”), then the Class B Equity Investor shall purchase 100% of the Class A Membership Interests (the “Class A Withdrawal”) upon payment by the Class B Equity Investor in full to the Class A Equity Investors of an amount equal to the aggregate amount of the Capital Contributions actually contributed by the Class A Equity Investors under this Agreement, together with interest on such amount being returned at a rate per annum (based on a 360-day year of twelve 30-day months) equal to the Target IRR for the period commencing on the Initial Capital Contribution Date and ending on the date such funds are returned to each Class A Equity Investor (the “Class A Withdrawal Price”). The Class A Withdrawal will be consummated within 30 days after the Class A Withdrawal Trigger Event (such date on which the Class A Withdrawal is consummated, the “Class A Withdrawal Date”). (b) On the Class A Withdrawal Date, the Class B Equity Investor shall pay the Class A Withdrawal Price to the Class A Equity Investors to purchase the applicable Class A Membership Interests. To the extent the Class B Equity Investor does not pay the full Class A Withdrawal Price on the Class A Withdrawal Date, the Class A Equity Investors may elect to seek payment of any shortfall pursuant to the Sponsor Guaranties. (c) If (i) the Initial Capital Contribution Date has occurred, (ii) the Final Capital Contribution Date has not occurred by the Outside Date, (iii) at least one string of Turbines have been Placed in Service by the Outside Date and (iv) the Lenders have not elected remedies against the Project, the Project Company or the membership interests of the Project Company, then: (x) the Class A Equity Investors and the Class B Equity Investor will negotiate in good faith to adjust the investment in the Company by the Class A Equity Investors; (y) the allocations and distributions in Articles IV and V of the LLC Agreement will be adjusted and incorporated into the Base Case Model and, if necessary, the Class B Equity Investor shall make a liquidated payment to the Class A Equity Investors, in each case to the extent necessary to reach, but not exceed, the Pricing Parameters (provided that any such adjustments will be mutually agreed upon by the Class A Equity Investors and the Class B Equity Investor); and (z) the LLC Agreement will be amended as necessary to incorporate any such changes agreed to by the Class A Equity Investors and the Class B Equity Investor as described in clause (y) above.
ARTICLE X
GENERAL PROVISIONS
10.1Notices. All notices and other communications given hereunder shall be in writing and be delivered to the intended recipient at the address of such Party listed in this Section 10.1 in person, by courier or certified mail, return receipt requested, or by e-mail. A notice shall be deemed delivered and effective on the earliest to occur of: (i) its actual receipt when delivered in person, (ii) the fifth Business Day following its deposit in registered or certified mail, with postage prepaid, and return receipt requested, (iii) the second Business Day following its deposit with a recognized overnight courier service, or (iv) immediately when transmitted via e-mail (without any “bounce-back” or similar error message) between 9:00 a.m. and 6:00 p.m. Eastern Time on any Business Day (or the immediately succeeding Business Day if transmitted outside of such hours).
If to the Class B Equity Investor or the Company, to:

c/o Vineyard Wind Management Company LLC
75 Arlington Street, 7th Floor
Boston, MA 02116
If to JPM, to:

JPMorgan Chase Bank, N.A.
Attention: Contract Administration
CIB-Tax Oriented Investments
10 South Dearborn, 7th Floor
Chicago, Illinois 60603
with a copy to (which shall not constitute notice):

JPMorgan Chase Bank, N.A.
480 Washington Blvd, Floor 23
Jersey City, NJ, 07310-2053, United States
If to BofA, to:

Bank of America, N.A.
555 California Street, 6th Floor
CA5-705-06-34
San Francisco, CA 94104
Attention: Contracts Administration

with an additional copy to:

Bank of America, N.A.
One Financial Plaza, 6th Floor,
RI1-537-06-05
Providence, RI 02903
If to Wells, to:

Wells Fargo Bank, N.A.
c/o Wells Fargo Commercial Banking
Attention: Renewable Energy Portfolio Management
MAC A0101-093
420 Montgomery Street, 9th Floor
San Francisco, CA 94104
With a copy to (which shall not constitute notice):

Wells Fargo Legal Group
Capital Markets Counsel
MAC J0161-245
150 E 42nd Street, 24th Floor
New York, NY 10017
Any Person may change the address or number to which notices are to be delivered to him, her or it by giving the other Persons named above notice of the change in the manner set forth above.

10.2Transaction Expenses.
(a)The Class B Equity Investor shall pay or cause to be paid (including through the application of funds available under the Loan Documents): (i) its own legal and financial advisory fees and expenses and (ii) the cost of the preparation and delivery of all consultant reports prepared in connection with the Transaction by the Independent Engineer, the Insurance Consultant, the Independent Appraiser, the Cost Segregation Consultant, the Wind Consultant, the Environmental Consultant and the Transmission Consultant. The Class B Equity Investor shall pay or cause to be paid (including through the application of funds available under the Loan Documents) the reasonable and documented fees and expenses of (x) Milbank LLP, the Class A Equity Investors’ lead legal counsel, which such fees will be subject to the terms separately agreed between Milbank LLP and the Project Company, (y) Nutter McClennen and Fish LLP, the Class A Equity Investors’ Massachusetts counsel, which such fees will be subject to the terms separately agreed between Nutter McClennen and Fish LLP and the Project Company and (z) Gorrissen Federspiel Advokatpartnerselskab, the Class A Equity Investors’ Danish counsel, which such fees will be subject to the terms separately agreed between Gorrissen Federspiel Advokatpartnerselskab and the Project Company, but shall not be required to pay any other fees and expenses of the Class A Equity Investors in connection with the achievement of the ECCA Effective Date or the Capital Contribution Dates (collectively, all fees and expenses described in this Section 10.2(a), the “Transaction Expenses”).
(b)The Class A Equity Investors shall directly engage DNV GL to assist with the Class A Equity Investors’ due diligence and will pay DNV GL’s fees and expenses directly, without impacting the Class A Equity Investors’ obligations hereunder or the Project construction schedule. The Class A Equity Investors acknowledge and agree that any energy production report prepared by DNV-GL is for informational purposes only and that the production estimates prepared by the Wind Consultant, shall be used in the Base Case Model for all purposes hereunder.
10.3Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or portable document format (.pdf)) in one or more counterparts, each bearing the signatures of one or more Parties. Each such counterpart shall be considered an original and all of such counterparts shall constitute a single agreement binding all the Parties as if all had signed a single document. Signatures of the Parties transmitted by facsimile or portable document format (.pdf) shall be deemed to be their original signatures for all purposes of this Agreement.
10.4Governing Law and Severability. This Agreement shall be construed, interpreted and enforced in accordance with the internal Laws and decisions of the State of New York applicable to Contracts performed in that state. If any provision of this Agreement shall be contrary to any other applicable Law, at the present time or in the future, such provision shall be deemed null and void, but this shall not affect the legality of the remaining provisions of this Agreement. This Agreement shall be deemed to be modified and amended so as to be in compliance with applicable Law and this Agreement shall then be construed in such a way as will best serve the intention of the Parties at the time of the execution of this Agreement.
10.5Entire Agreement. This Agreement, including any Schedules, Annexes and Exhibits, together with the other Transaction Documents, constitutes the entire agreement among the Parties regarding the terms and conditions of the Transaction, except as amended in writing pursuant to the requirements of this Agreement, and supersedes all prior and contemporaneous agreements, statements, understandings and representations of the Parties.
10.6Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations under this Agreement, or any Transaction Document is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement, or any Transaction Document. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to its obligations under this Agreement, or any Transaction Document, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

10.7Amendments and Modifications. Except as otherwise provided herein and subject to Section 9.15(a)(iv) of the LLC Agreement, this Agreement may be amended or modified from time to time only by a written instrument executed by all Parties hereto.
10.8Disclosure Schedules.
(a)Updates to Disclosure Schedules. After the ECCA Effective Date and immediately prior to each Capital Contribution Date by written notice to the Class A Equity Investors, the Class B Equity Investor shall supplement and amend the Disclosure Schedules (each, an “Update”) as may be required to make the representations of the Class B Equity Investor set forth herein not materially false or incorrect; provided that delivery of any change or addition hereunder shall not be evidence of the materiality or non-materiality of such change or addition. Subject to Section 10.8(b), any matter disclosed in any section of the Disclosure Schedules shall be deemed disclosed for all purposes and all sections of the Disclosure Schedules to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.
(b)Effect of Updates. For all purposes of this Agreement, including for purposes of determining whether the conditions in Sections 6.1, 6.2 and 6.3 have been fulfilled, the Disclosure Schedules shall be deemed to include all information contained therein on the ECCA Effective Date and shall be deemed to exclude all information contained in any Update; provided that any Updates to the Disclosure Schedules provided pursuant to Section 10.8(a) shall automatically update the representations and warranties for the sole purpose of determining the satisfaction of the conditions precedent set forth in Sections 6.1(e), 6.2(c) and 6.3(e) (but, for the avoidance of doubt, not the underlying representations and warranties in Article III or the conditions precedent in Sections 5.1(g), 6.6(bb), 6.2(i) or 6.3(aa) unless either (x) the Class A Equity Investors have provided their prior written consent or (y) the Update (i) is limited to a matter that would not constitute a “Fundamental Decision” or a “Major Decision” (in each case, as defined in the LLC Agreement), (ii) such Update could not reasonably be expected to affect any assumptions made in the Base Case Model that have not otherwise been updated for such Update on the Initial Capital Contribution Date or the Final Capital Contribution Date, as applicable, and (iii) such Update could not reasonably be expected to have a Material Adverse Effect) except to the extent that the failure of such representations or warranties to be true and correct, or the matter disclosed in such Updates, in either case, has or could reasonably be expected to have a Material Adverse Effect, in which case, such Updates shall be subject to the prior written approval of the Class A Equity Investors, acting reasonably.
10.9Binding Effect. Subject to the restrictions set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Parties hereto and their respective legal representatives, permitted successors and permitted assigns and inures to the benefit of the Class A Equity Investor Indemnitees (solely with respect their right to indemnities in Article VIII, as it may be amended and modified in accordance with this Agreement).
10.10Further Assurances. In connection with this Agreement and the Transaction, each Party shall execute and deliver or cause to be executed and delivered any additional documents, certificates, consents, waivers and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the Transaction.
10.11Assignability and Parties in Interest.
(a)Other than as permitted pursuant to Section 10.11(b) and (c), this Agreement and the rights, interests or obligations hereunder may not be assigned by any of the Parties hereto without the prior written consent of the other Parties hereto. Except as provided in Section 10.9, nothing in this Agreement shall confer upon any Person not a Party to this Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.
(b)Any assignment by a Class A Equity Investor of this Agreement shall be permitted solely in connection with a Transfer of its Class A Membership Interest pursuant to and in accordance with

Article IX of the LLC Agreement (assuming, for assignments prior to the Initial Capital Contribution Date, that the LLC Agreement is in effect).
(c)Nothing herein shall restrict the Class B Equity Investor from collaterally assigning its interest in this Agreement or the Class B Membership Interests, or restrict the Company from collaterally assigning the membership interests in the Project Company, in each case to the Collateral Agent, pursuant to the Construction Loan Agreement and related Loan Documents, solely for the period ending on the Final Capital Contribution Date.
10.12Jurisdiction; Service of Process; WAIVER OF JURY TRIAL. Each Party hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and of any federal court located in the Southern District of New York, each sitting in New York County, in connection with any suit, action or other proceeding arising out of or relating to this Agreement or the Transaction; agrees to waive any objection to venue in the County of New York, State of New York; and agrees that, to the extent permitted by Law, service of process in connection with any such proceeding may be effected by mailing in the same manner provided in Section 10.1 hereof. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE HEREUNDER AND ANY COUNTERCLAIMS WITH RESPECT HERETO.
10.13Confidentiality; Public Announcements.
(a)Confidentiality. Each Class A Equity Investor, except to the extent necessary for the exercise of its rights and remedies and the performance of its obligations under this Agreement, shall not itself use or intentionally disclose (and shall not permit the use or disclosure by any of its Affiliates or its advisors, counsel and public accountants (collectively, “Advisors”)) of, directly or indirectly, any of the Material Project Agreements or information furnished thereunder, or this Agreement or information furnished hereunder, and shall use all reasonable efforts to have all such information kept confidential (consistent with the terms of such Material Project Agreements and its own practices) and not used in any way known to such Class A Equity Investor to be detrimental to the Class B Equity Investor or the Project Entities; provided, that (i) such Class A Equity Investor and its Advisors may use, retain and disclose any such information to its special counsel and public accountants or any Governmental Authority, (ii) such Class A Equity Investor and its Advisors may use, retain and disclose any such information that (A) has been publicly disclosed (other than by such Class A Equity Investor or any Affiliate thereof or any of its Advisors in breach of this Section 10.13), (B) has rightfully come into the possession of such Class A Equity Investor or any Affiliate thereof or any of its Advisors other than from another Party hereto or a Person acting on such other Party’s behalf or (C) has been independently developed by such Class A Equity Investor or its Affiliates or Advisors, (iii) to the extent that such Class A Equity Investor or any Affiliate thereof or its Advisors may have received a subpoena or other written demand under color of legal right for such information, such Class A Equity Investor or such Affiliate or Advisor may disclose such information, but such Class A Equity Investor shall first, as soon as practicable upon receipt of such demand, furnish a copy thereof to the other Parties and, if practicable so long as such Class A Equity Investor shall not be in violation of such subpoena or demand or likely to become liable to any penalty or sanctions thereunder, afford the other Parties reasonable opportunity, at any other Party’s cost and expense, to obtain a protective order or other reasonably satisfactory assurance of confidential treatment for the information required to be disclosed, (iv) disclosures to lenders, potential lenders, equity investors, potential equity investors, actual or potential ITC Transferees or other Persons providing direct or indirect financing to any Project Entity, any member in the Company or to their respective representatives and advisors and potential purchasers of direct or indirect equity interests in the Company, if such Persons have agreed to abide by the terms of this Section 10.13 or have otherwise entered into an agreement with restrictions on disclosure substantially similar to the terms of this Section 10.13 (or in the case of advisors, are otherwise bound by professional or legal obligations of confidentiality) and (v) such Class A Equity Investor and its Advisors may disclose any such information, and make such filings, as may be required by this Agreement or the Material Project Agreements. Notwithstanding anything herein to the contrary, each Class A Equity Investor may disclose information to its Affiliates and other Advisors in accordance with this Agreement if such Persons have agreed to the terms of this Section 10.13.
(b)Each Party agrees that no adequate remedy at law exists for a breach or threatened breach of any of the provisions of this Section 10.13, the continuation of which unremedied will cause the other Party to suffer irreparable harm. Accordingly, each Party agrees that the other Party shall be entitled, in addition to other remedies that may be available to it, to immediate injunctive relief from any breach of any of the provisions of this Section 10.13 and to specific performance of its rights hereunder, as well as to any other remedies available at law or in equity.
(c)Notwithstanding anything to the contrary, the foregoing obligations shall not apply to the tax treatment or tax structure of the Transaction and each Party hereto (and any employee, representative, or agent of any Party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all other materials of any kind (including opinions or other tax analyses) that are provided to any Party hereto to the extent relating to such tax treatment and tax structure. However, any such information relating to such tax treatment and tax structure is required to be kept confidential to the extent necessary to comply with any applicable securities Laws. The preceding sentences are intended to cause the Transaction not to be treated as having been offered under conditions of confidentiality for purposes of Sections 1.6011-4(b)(3) and 301.6111-2(a)(2)(ii) (or any successor provision) of the Treasury Regulations and shall be construed in a manner consistent with such purpose.
(d)Public Announcements. The Parties shall consult with one another before issuing any press releases or otherwise making any public statements with respect to this Agreement and the Transaction and shall not issue any such press release or make any such public statement without the consent of the other Parties, unless such action is required by Law.
10.14Direct Pay. Should legislation relating to “direct pay” (or any similar mechanic in respect of ITCs relating to the Project) be enacted prior to the Initial Capital Contribution Date, the Parties agree to consider in good faith a proposed restructuring of the Transaction to substitute the “direct pay” (or any similar mechanic in respect of ITCs relating to the Project) option for the ITC; provided that no such circumstance shall result in any unilateral right to terminate this Agreement.
10.15No Strict Construction. The Transaction Documents are the result of negotiations among, and have been reviewed by, the Class A Equity Investors, the Class B Equity Investor and their respective counsel. Accordingly, the Transaction Documents shall be deemed to be the product of all Parties thereto, and no ambiguity shall be construed in favor of or against the Class A Equity Investors or the Class B Equity Investor.
10.16Certain Investor Consents. Promptly following any request therefor by the Class B Equity Investor, each of the Class A Equity Investors shall (a) enter into the Investor Consent (ECCA), (b) consent to the entry into the Investor Consent (PSA) by the Company and (c) request that Milbank LLP provide an opinion with respect to enforceability of the Investor Consent (ECCA), in form and substance reasonably acceptable to the Class B Equity Investor.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.
CLASS B EQUITY INVESTOR:
VINEYARD WIND SPONSOR PARTNERS 1 LLC

s/ Klaus Skoust Moeller
Name: Klaus Skoust Moeller
Title: Chief Executive Officer

s/ Miguel Sanchez Calero
Name: Miguel Sanchez Calero
Title: Deputy Chief Executive Officer

[Signature Page to Equity Capital Contribution Agreement (Vineyard Wind 1)]

JPM: JPMORGAN CHASE BANK, N.A.

s/ Joel Spenadel
Name: Joel Spenadel
Title: Executive Director
BofA: BOFA SECURITIES, INC.

s/ Jung Westover
Name: Jung Westover
Title: Vice President
Wells: WELLS FARGO BANK, N.A.

s/ Andrew Kho
Name: Andrew Kho
Title: Managing Director